CONTRIBUTION AND EXCHANGE AGREEMENT

                                between and among

                                   G&G MARTCO,

                              LAWRENCE W. FELDMAN,

                   THE LAWRENCE W. AND MARIE N. FELDMAN TRUST,

                                 ALVIN DWORMAN,

                            PLENITUDE PARTNERS, L.P.

                                       and

                             MACK-CALI REALTY, L.P.

                              Date: April 30, 1998

                                TABLE OF CONTENTS

ss.   Section Heading                                                     Page
---   ---------------                                                     ----
       INDEX OF DEFINED TERMS...............................................iv
       SCHEDULES..........................................................viii
       EXHIBITS.............................................................ix
       RECITALS..............................................................1
1.     CONTRIBUTION AND EXCHANGE.............................................2
2.     CONSIDERATION.........................................................3
3.     INSPECTION RIGHTS.....................................................4
4.     TITLE; MATTERS TO WHICH THIS SALE IS SUBJECT..........................6
5.     REPRESENTATIONS AND WARRANTIES OF THE OWNERS..........................9
6.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................20
7.     COVENANTS OF THE OWNERS..............................................23
8.     LEASING COMMISSIONS AND TENANT IMPROVEMENT OBLIGATIONS...............26
9.     ESTOPPEL CERTIFICATES................................................27
10.    CLOSING..............................................................27
11.    ADJUSTMENTS..........................................................31
12.    "AS-IS" ACQUISITION..................................................33
13.    MORTGAGE DEBT........................................................33
14.    CONDITIONS PRECEDENT TO CLOSING......................................33
15.    INTENTIONALLY DELETED PRIOR TO EXECUTION.............................35
16.    BROKER...............................................................35
17.    CASUALTY LOSS........................................................36
18.    CONDEMNATION.........................................................36
19.    TRANSFER RESTRICTIONS; RIGHT OF FIRST REFUSAL........................37
20.    PUBLICATION; CONFIDENTIALITY.........................................38
21.    REMEDIES.............................................................39
22.    NOTICE...............................................................40

23.    DEBT MAINTENANCE.....................................................41
24.    SALE OF THE PROPERTY.................................................44
25.    TAX MATTERS..........................................................45
26.    INTEREST PURCHASE OPTION.............................................45
27.    MISCELLANEOUS........................................................46

                             INDEX OF DEFINED TERMS

                                                                        Page No.

A

Act.........................................................................14
Additional Rents............................................................32
Adjustment Units............................................................32
Adjustments.................................................................32
Agreement....................................................................1
Amended Partnership Agreement...............................................30
Assignment of Contributor's Interest........................................27
Audit.......................................................................13
Audits......................................................................13

B

Basket......................................................................19
Beneficiaries................................................................1
Books and Records............................................................3
Building.....................................................................2
Built-in Gain...............................................................44

C

Casualty....................................................................36
Casualty Notice.............................................................36
CERCLA......................................................................17
Certificates.................................................................4
Closing.....................................................................27
Closing Date................................................................27
Closing Price................................................................4
Code........................................................................29
Common Stock.................................................................4
Company......................................................................1
Condemnation Notice.........................................................36
Consideration................................................................3
Contaminants................................................................17
Contributor..................................................................1
Contributor Debt............................................................42
Contributor Debt Amount.....................................................42
Contributor Party...........................................................37
Contributor Units............................................................3
Contributor's Interest.......................................................1
Contributor's Withheld Interest.............................................45

Current Market Value Per Unit................................................4

D

Debt Amount.................................................................42
Discharge...................................................................18
Disposition Notice..........................................................37
Disposition Securities......................................................37
Dworman......................................................................1

E

Election Period.............................................................45
Environmental Documents.....................................................18
Environmental Laws..........................................................18
Estoppel Certificate........................................................27
Estoppel Certificates.......................................................27
Excess Adjustment Amount....................................................32
Exchange.....................................................................4
Excluded Liabilities........................................................14
Exercise Notice.............................................................37
Existing Mortgage Debt.......................................................3
Existing Principal Amount...................................................33

F

First Tier Portion..........................................................42

G

Governmental Authorities....................................................11

H

Holding Period..............................................................45

I

Improvements.................................................................2
Initial Indemnity...........................................................42
Initial Indemnity Amount....................................................42
Inspection Period............................................................4
Intangible Property..........................................................3

L

Land.........................................................................2
Lease........................................................................2
Leases.......................................................................2
Letter Agreement............................................................45
Liabilities.................................................................13
Liability...................................................................13
LWF..........................................................................1

M

MCRC.........................................................................4

N

New Bank Account............................................................32
New Leases..................................................................26
Notice......................................................................18
Notice Period...............................................................37

O

OP Agreement................................................................14
Owners.......................................................................1

P

Partnership Recourse Debt...................................................42
Permits and Licenses.........................................................2
Permitted Encumbrances.......................................................6
Personal Property............................................................2
Plenitude....................................................................1
Pre-Closing Period..........................................................25
Promotional Materials........................................................3
Property.....................................................................3
Property Financials.........................................................13
Property Value...............................................................3
Proposed Disposition........................................................37
Purchase Option.............................................................37
PWC art. 20.................................................................35

R

Real Property................................................................2
Reconstituted Partnership....................................................3
Rent Roll....................................................................9
Repair Cost.................................................................36
Replacement Loan............................................................33
Reserve Fund................................................................32
Restricted Period...........................................................41

S

SEC Documents...............................................................14
Second Tier Portion.........................................................43
Security Deposit.............................................................2
Service Contracts............................................................3
Straddle Period.............................................................25

T

Tank Laws...................................................................18
Tax.........................................................................12
Tax Authorities.............................................................13
Tax Authority...............................................................13
Tax Return..................................................................13
Tax Returns.................................................................13
Taxes.......................................................................12
Tenant.......................................................................2
Tenants......................................................................2
Third Tier Portion..........................................................42
Title Commitment.............................................................6
Title Company................................................................6
Title Policy.................................................................7
Tradenames...................................................................2
Trading Day..................................................................4
Transfer....................................................................14
Transferred.................................................................37

U

Underground Storage Tank....................................................18
Underlying Shares...........................................................37
Undisclosed Liability.......................................................13
Union Agreements............................................................11
Unit Holders.................................................................3
Units........................................................................3

W

Withheld Consideration......................................................45

                                    SCHEDULES

Schedule 1.1(a)             Land
Schedule 1.1(c)             Personal Property
Schedule 1.1(f)             Service Contracts
Schedule 2.1(b)             Unit Holders
Schedule 4.1(c)             Permitted Encumbrances
Schedule 4.1(e)             Survey
Schedule 4.3(a)(i)          Non-Imputation Endorsement
Schedule 4.3(a)(ii)         Fairway Endorsement
Schedule 5.1(c)(i)          G&G Partnership Agreement
Schedule 5.1(c)(ii)         Certificate of Partnership
Schedule 5.1(d)             Leases
Schedule 5.1(e)             Rent Roll
Schedule 5.1(h)             Permits and Licenses
Schedule 5.1(j)             Leasing Commissions
Schedule 5.1(n)-1           Union Agreement
Schedule 5.1(n)-2           Union Letter Re: Un-Funded Liabilities
Schedule 5.1(t)             Basis, Depreciation & Useful Life of Real Property
                            Contributed to the Company
Schedule 5.1(w)             Property Financials
Schedule 5.4(a)             Environmental Matters
Schedule 6.1(g)             List of Form 8-K's Filed Since December 31, 1997
Schedule 7.4                Assessed Valuation Proceedings
Schedule 24.1               Built-In Gain

                                    EXHIBITS

Exhibit 9.1           Form of Estoppel Certificate
Exhibit 10.2(a)       Assignment of Contributor's Interest
Exhibit 10.4(f)       Registration Rights Agreement

                       CONTRIBUTION AND EXCHANGE AGREEMENT

      THIS CONTRIBUTION AND EXCHANGE AGREEMENT (this "Agreement") made April 30, 1998 by and between G&G MARTCO ("G&G"), a general partnership organized under the laws of the State of California, having an address at 201 Third Street, San Francisco, California, LAWRENCE W. FELDMAN, an individual having an address at 2027 Paradise Drive, Tiburon, California ("LWF"), THE LAWRENCE W. AND MARIE N. FELDMAN TRUST, a California trust having an address at 2027 Paradise Drive, Tiburon, California ("Contributor"), ALVIN DWORMAN, an individual having an address at 645 Fifth Avenue, Eighth Floor, New York, New York, 10022 ("Dworman"), and PLENITUDE PARTNERS, L.P., a Delaware limited partnership having an address at 645 Fifth Avenue, Eighth Floor, New York, New York, 10022 ("Plenitude", and hereinafter G&G, Contributor, Dworman and Plenitude shall collectively be referred to as the "Owners") and MACK-CALI REALTY, L.P., a Delaware limited partnership having an address at 11 Commerce Drive, Cranford, New Jersey 07016 (the "Company").

                                    RECITALS

            A. G&G is the owner in fee simple of that certain property located in the City and County of San Francisco and State of California, commonly known as Convention Plaza. Contributor and Dworman, along with those certain entities, such as Plenitude, and other trusts and individuals listed on Schedule 2.1(b) annexed hereto (collectively, the "Beneficiaries"), each own a fifty (50%) percent interest in the profits and capital of G&G. Together, Contributor, Dworman, Plenitude and the Beneficiaries own all of G&G.

            B. Contributor and the Beneficiaries hereby desire to contribute a forty-nine and 9/10 (49.9%) percent interest in the profits and capital of G&G ("Contributor's Interest"), and the Company desires to accept the contribution of Contributor's Interest, on and subject to, the terms, covenants and conditions set forth herein.

            C. Subsequent to Contributor's contribution of Contributor's Interest, the Company, Contributor, Dworman and Plenitude desire to continue to operate the property referenced above, and in connection therewith, to amend and restate the partnership agreement for G&G on and subject to the terms, covenants and conditions set forth herein.

      NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and for Ten Dollars ($10.00) and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, do hereby agree as follows:

1.    CONTRIBUTION AND EXCHANGE.

            1.1 Upon, and subject to, the terms, covenants and conditions of this Agreement, on the Closing Date (as hereinafter defined), Contributor shall contribute and convey to the Company Contributor's Interest in G&G, which is the owner and possesses all right, title and interest in, to and under the following:

                  (a) that certain plot, piece or parcel of land situate, lying and being in the City and County of San Francisco and State of California, and being more particularly described on Schedule 1.1(a) (the "Land"), the building or buildings constructed on the Land (the "Building") and all of the other improvements located on the Land (together with the Building, the "Improvements");

                  (b) all rights, privileges, grants and easements appurtenant to the Land and Improvements including, without limitation, all of G&G's right, title and interest in and to all land lying in the bed of any public street, road or alley, all mineral and water rights and all easements, licenses, covenants and rights-of-way or other appurtenances used in connection with the beneficial use and enjoyment of the Land and Improvements (the Land and Improvements, and all such rights, privileges, easements, grants and appurtenances, are sometimes referred to herein as the "Real Property");

                  (c) all personal property, fixtures, equipment, inventory and computer programming and software owned or licensed by G&G and located on the Real Property or used in connection with or in relation to the sale, management, leasing, promotion, ownership, operation, development, maintenance, use or occupancy of the Real Property including, without limitation, the items, if any, described on Schedule 1.1(c) (collectively the "Personal Property");

                  (d) all leases and other agreements with respect to the use and occupancy of the Real Property, together with all amendments and modifications thereto and any guaranties provided thereunder (each a "Lease", and collectively the "Leases"), and all rents, additional rents, reimbursements, profits, income, receipts and the amount deposited under any Lease in the nature of security (plus any accrued interest) (the "Security Deposit") for the performance by any entity or person(s) using or occupying space at the Property (each a "Tenant", and collectively the "Tenants") pursuant to a Lease;

                  (e) all trademarks and tradenames used or useful in connection with the Real Property, including without limitation the names Convention Plaza and G&G Martco and any other name by which the Real Property is commonly known, and all goodwill, if any, related to said names, all for which G&G shall have the sole and exclusive rights (collectively, the "Tradenames");

                  (f) all permits, licenses, guaranties, approvals, certificates and warranties relating to the Real Property and the Personal Property (collectively, the "Permits and Licenses"), those contracts and agreements for the servicing, maintenance and operation of the Real Property, to the extent the Company has elected to continue same as provided herein (the "Service Contracts") as set forth on the annexed Schedule 1.1(f), and the telephone numbers in use at any of the Real Property (together with the Permits and Licenses and the Service Contracts, collectively the "Intangible Property");

                  (g) all promotional materials, brochures, prints and/or pictures of the Land and Improvements (collectively, "Promotional Materials"), books, records, tenant data, leasing material and forms, past and current rent rolls, files, statements, tax returns, market studies, keys, plans, specifications, reports, tests and other materials of any kind owned by or in the possession of G&G which are or may be used by G&G in the use and operation of the Real Property or Personal Property (together with the Promotional Materials, collectively the "Books and Records"); and

                  (h) all other rights, privileges and appurtenances owned by G & G, if any, and in any way related to the rights and interests described above in this Section.

            1.2. The Real Property, the Personal Property, the Leases, the Security Deposits, the Tradenames, the Intangible Property, the Books and Records and the other property interests being conveyed hereunder are hereinafter collectively referred to as the "Property".

            1.3. For all periods prior to the Closing, G&G and all references to it herein shall be deemed to be the partnership composed of Contributor, Dworman, the Beneficiaries and Plenitude. From and after the Closing, G&G shall be deemed to be the partnership inclusive of the Company, composed as more particularly set forth in the Amended Partnership Agreement (as hereinafter defined). All references herein to the "Reconstituted Partnership" shall be to G&G as it shall be composed from and after the Closing, which is herein considered to be a separate and distinct entity from G&G prior to the Closing.

2.    CONSIDERATION.

            2.1 (a) Contributor shall contribute Contributor's Interest to the Company or its designee at Closing (as hereinafter defined). The consideration ("Consideration") for the contribution of Contributor's Interest shall be equal to forty-nine and 9/10 (49.9%) percent, multiplied by the difference between $58,000,000.00 and the outstanding principal balance of mortgage debt existing on the Property as of the Closing Date (as hereinafter defined)(the "Mortgage Debt"). The mortgage debt existing on the Property as of the date hereof shall hereinafter be referred to as the "Existing Mortgage Debt". The Owners and the Company hereby agree that the value of the Property is $58,000,000.00 (the "Property Value").

                  (b) The Consideration shall be paid at Closing by the issuance of operating partnership units of the Company ("Units"). The Units shall be subject to the terms and conditions of the OP Agreement (as hereinafter defined). The Units shall be issued at Closing by the Company to Contributor and the individuals listed on Schedule 2.1(b) (the "Unit Holders") in such amounts as Contributor shall direct the Company in writing no less than five (5) days prior to Closing. The aggregate number of such Units (the "Contributor Units") to be issued to the Unit Holders shall be calculated by dividing (i) the Consideration, by (ii) the Current Market Value Per Unit (as hereinafter defined).

            2.2 [INTENTIONALLY DELETED PRIOR TO EXECUTION]

            2.3 At Closing, the Company shall issue to Contributor and/or the Unit Holders certificates ("Certificates") representing the Contributor Units, which Certificates shall contain the legend set forth in Section 5.6. All rights and benefits incidental to the ownership of the Contributor Units as set forth in the OP Agreement (as hereinafter defined) including, but not limited to, the right to receive distributions, voting rights and the right to exchange the Contributor Units for shares of Common Stock (as hereinafter defined), shall, subject to the provisions of Sections 5.3 and 19, accrue for the benefit of the Contributor and/or the Unit Holders commencing on the Closing Date.

            2.4 With respect to the first Partnership Record Date (as defined in the OP Agreement) on or after the Closing, the Unit Holders shall receive distributions payable with respect to the Contributor Units on a pro rata basis based upon the number of days during the calendar quarter preceding such Partnership Record Date that the Unit Holders held the Contributor Units.

            2.5 For purposes of this Agreement, the following terms shall have the following meanings:

                  (a) "Closing Price" means, on any date, with respect to a share of common stock of Mack-Cali Realty Corporation ("MCRC"), the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for one share of Common Stock in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange (the "Exchange").

                  (b) "Common Stock" means the shares of common stock of MCRC.

                  (c) "Current Market Value Per Unit" means the average of the Closing Price for a share of Common Stock for twenty (20) consecutive Trading Days ending on, and including, April 27, 1998, which the parties hereby agree is $38.2094.

                  (d) "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business.

3.    INSPECTION RIGHTS.

               3.1. Through the period ending on the date hereof (the "Inspection Period"), the Company, at its own cost and expense, may perform, or cause to be performed, tests, investigations and studies of or related to the Property including, but not limited to, soil tests and borings, ground water tests and investigations, percolation tests, surveys, architectural, engineering, subdivision, environmental, access, financial, market analysis, development and economic feasibility studies and other tests, investigations or studies as the Company, in its sole discretion, determines is necessary or desirable in connection with the Property and may inspect the physical (including environmental) and financial condition of the Property, including but not limited to the Leases, Service Contracts, engineering and environmental reports, development approval agreements, permits and approvals, which inspection shall be satisfactory to the Company in its sole discretion. The Company shall conduct any tests and studies in a manner which does not unreasonably impede the day-to-day operations of the Property, and shall repair and restore any portion of the surface of the Premises disturbed by the Company, its agents or contractors during the conduct of any tests and studies to the same condition as existed prior to such disturbance. Such right of inspection and the exercise of such right shall not constitute a waiver by the Company of the breach of any representation, warranty, covenant or agreement of the Owners which might, or should, have been disclosed by such inspection. The Owners acknowledge that no consents are required for the Company to conduct its investigations of the Property as provided herein.

            3.2. During the Inspection Period, the Company, its agents and contractors, shall have unlimited access to the Property and other information pertaining thereto in the possession or within the control of the Owners for the purpose of performing such studies, tests, borings, investigations and inspections for the purposes described in this Section 3. The Owners shall cooperate with the Company in facilitating its due diligence inquiry and will deliver to the Company, promptly after request, true and complete copies of all test borings, Environmental Documents (as defined in Section 5.4(f)), surveys, title materials and engineering and architectural data and the like relating to the Property that are in the Owners' possession or under their control. In the event any additional materials or information come within the Owners' possession or control after the date of this Agreement, the Owners shall promptly submit true and complete copies of the same to the Company. The Owners shall notify the Company of any dangerous conditions on the Property, including, without limitation, conditions which due to the nature of the borings, studies, investigations, inspections or testing to be performed by or on behalf of the Company may pose a dangerous condition to the Company or the Company's agents and contractors.

            3.3. In the event the inspection is not satisfactory, for any reason, the Company may terminate this Agreement prior to the expiration of the Inspection Period. If, prior to the expiration of the Inspection Period, the Company shall have failed to notify Dworman and Contributor of its election to terminate this Agreement, then the Company shall be deemed to have not terminated this Agreement.

            3.4. The Company's right of inspection and the exercise of such right shall not constitute a waiver by the Company of the breach of any representation, warranty covenant or agreement of the Owners which might, or should, have been disclosed by such inspection.

            3.5. Notwithstanding the expiration of the Inspection Period, the Company shall continue to have the rights provided it in this Section 3, other than the right to terminate this Agreement.

            3.6. In the event that the Closing does not occur, the Company will provide Contributor and Dworman with copies of those reports and studies in the Company's possession which pertain to the Property and are neither proprietary nor privileged.

4.    TITLE; MATTERS TO WHICH THIS SALE IS SUBJECT.

            4.1 At Closing, the Property is to be subject only to the following (collectively, the "Permitted Encumbrances"):

                  (a) the liens of real estate taxes, personal property taxes, water charges, and sewer charges provided same are not due and payable, but subject to adjustment as provided herein;

                  (b) the rights of Tenants, as tenants only;

                  (c) those restrictions, covenants, agreements, easements, matters and things affecting title to the Real Property as of the date hereof and more particularly described in Schedule 4.1(c) annexed hereto and by this reference made a part hereof;

                  (d) any and all laws, statutes, ordinances, codes, rules, regulations, requirements, or executive mandates affecting the Property, including, without limitation, those related to zoning and land use, as of the date hereof;

                  (e) the state of facts shown on the survey, if any, described on Schedule 4.1(e), and any other state of facts which an accurate survey of the Real Property would actually show, provided same do not impair the use of the Real Property as it is currently being used and do not render title uninsurable at standard rates;

                  (f) the Service Contracts; and

                  (g) leases, leasing commissions and construction obligations approved in writing by the Company.

            4.2. (a) The Company shall cause any title company licensed to do business in the State in which the Real Property is located (the "Title Company") to prepare a title insurance search and commitment for an owner's title insurance policy for the Real Property (the "Title Commitment") and shall cause a copy of same to be delivered to counsel for Contributor and Dworman. If any defects, objections or exceptions in the title to the Real Property appear in the Title Commitment (other than the Permitted Encumbrances) which the Company is not required to accept under the terms of this Agreement, the Owners agree to use good faith efforts to cure, prior to Closing and at their expense,
(i) judgments of which

Contributor, as of the date hereof, has knowledge or which arise out of Contributor's actions, up to $150,000.00, (ii) mortgages or other liens of which Contributor, as of the date hereof, has knowledge or which Contributor has executed or consented to which can be satisfied by payment of a liquidated amount and (iii) any other defects, objections or exceptions which can be removed by payments not to exceed $50,000.00. The Owners, in their discretion, may adjourn the Closing for up to sixty (60) days in order to eliminate unacceptable defects, objections or exceptions. If after complying with the foregoing requirements, the Owners are unable or unwilling to eliminate all unacceptable defects, objections or exceptions in accordance with the terms of this Agreement on or before such adjourned date for the Closing, the Company may elect either (w) to terminate this Agreement by notice given to the Owners, in which event the provisions of Section 4.7 shall apply, or (x) to accept title subject to such unacceptable defects, objections or exceptions and receive no credit against or reduction of the Consideration. The Owners agree and covenant that they shall not voluntarily place any encumbrances or exceptions to title to the Real Property from and after the date of the first issuance of the Title Commitment for the Real Property.

            4.3. (a) It shall be a condition to Closing that the Title Company insure title to the Real Property in the amount of the Property Value (at a standard rate for such insurance) in the name of G&G, and/or the name of the Reconstituted Partnership if the name of the Reconstituted Partnership shall be different, by a standard 1992 ALTA Owners Policy, with ALTA endorsements Form 3.1, Form 8.1, Form 9 and any other endorsements as required by the Company, free and clear of all liens, encumbrances and other matters, other than the Permitted Encumbrances (the "Title Policy"). In addition, the Title Company, at Contributor's and Dworman's expense, shall issue to the Company and the Reconstituted Partnership both a non-imputation endorsement and a Fairway endorsement in the forms annexed hereto as Schedules 4.3(a)(i) and (ii) respectively. The Title Company shall provide affirmative insurance that any (i) Permitted Encumbrances have not been violated, and that any future violation thereof will not result in a forfeiture or reversion of title; (ii) the contemplated use of the Property will not violate the Permitted Encumbrances;
(iii) the existing use of the Property complies with all applicable zoning ordinances and regulations as may affect the Property; and (iv) the exception for taxes shall apply only to the current taxes not yet due and payable.

                  (b) The Owners shall provide such affidavits, including title affidavits and survey affidavits of no change, and undertakings as the Title Company insuring title to the Property may require. In addition, if the Title Commitments disclose judgments, bankruptcies or other returns against other persons having names the same as or similar to that of the Owners, the Owners, on request, shall deliver to the Title Company affidavits showing that such judgments, bankruptcies or other returns are not against the Owners, or any of their affiliates. Upon request by the Company, the Owners shall deliver any affidavits and documentary evidence as are reasonably required by the Title Company to eliminate the standard or general exceptions on the ALTA form Owner's Policy.

                  (c) The words "insurable title" and "insurable" as used in this Agreement are hereby defined to mean title which is insurable at standard rates (without special premium) by the Title Company without exception other than the Permitted Encumbrances.

            4.4 Prior to Closing, the Owners shall cause one or more surveyors reasonably acceptable to the Company (a) to certify and warrant to the Company, and/or its designee(s), G&G and the Title Company the square footage and acreage of the Land (to the nearest one-one hundredth (1/100)), (b) to certify that the survey is a complete and accurate representation of the Real Property, (c) to certify that there are no gores, gaps or strips, and such other facts that are customarily required by the Title Company, (d) to provide to the Company and the Title Company a metes and bounds description of the Land and any off-site private easements benefiting the Real Property, and (e) otherwise prepare the survey in accordance with the customary requirements of a lending institution financing such a transaction. The Owners shall cause the surveyor to update the survey as of the Closing Date and have the general survey exception removed from the Title Policy (and replaced by a specific exception based on the survey) and the survey affirmatively insured to both the Company and G&G.

            4.5 Any unpaid taxes, water charges, sewer rents and assessments, together with the interest and penalties thereon to a date not less than seven
(7) business day following the Closing Date (in each case subject to any applicable apportionment), and any mortgages or other liens created by the Owners, which the Owners are obligated to pay and discharge pursuant to the terms of this Agreement, together with the cost of recording or filing of any instruments necessary to discharge such liens and such judgments, shall be paid at the Closing by the Owners. The Owners shall deliver to the Company, on the Closing Date, instruments in recordable form sufficient to discharge any such mortgages or other liens which the Owners are obligated to pay and discharge pursuant to the terms of this Agreement, or, if acceptable to the Title Company, the Owners shall deliver payoff letters from the lien holders.

            4.6 If, on the date of this Agreement, the Real Property or any part thereof shall be or shall have been affected by an assessment or assessments which are or may become payable in annual installments, of which the first installment is either then a charge or lien or has been paid, then for the purposes of this Agreement all the unpaid installments of any such assessment, including those which are to become due and payable after the Closing Date, shall be deemed to be due and payable and to be liens upon the Real Property and shall be paid and discharged by the Owners on the Closing Date.

            4.7 If the Owners are unable to present title in accordance with the terms of this Agreement, the Company shall have the right to terminate this Agreement. In such event, neither party shall have any further rights or obligations hereunder other than those obligations set forth in this Section 4.7 and Section 16.1, which are expressly stated herein to survive any such termination, and Contributor shall refund to the Company all charges made for
(i) canceling the title commitment ordered with respect to the Real Property,
(ii) any appropriate additional municipal searches made in accordance with this Agreement, and (iii) survey and survey inspection charges, which refund obligation shall survive said termination.

5.    REPRESENTATIONS AND WARRANTIES OF THE OWNERS

            5.1 In order to induce the Company to perform as required hereunder, Contributor hereby warrants and represents the following:

                  (a) G&G is a duly organized and validly existing general partnership organized under the laws of the State of California, is duly authorized to transact business in the State in which the Property is located, has all requisite power and authority to execute and deliver this Agreement and all other documents and instruments to be executed and delivered by it hereunder, and to perform its obligations hereunder. All necessary actions of the partners of G&G to confer such power and authority upon the persons executing this Agreement and all documents which are contemplated by this Agreement on its behalf have been taken.

                  (b) This Agreement, when duly executed and delivered, will be the legal, valid and binding obligation of G&G and Contributor, separately and collectively, and will be enforceable in accordance with the terms of this Agreement. The performance by G&G and Contributor of their duties and obligations under this Agreement and the documents and instruments to be executed and delivered by them hereunder will not conflict with, or result in a breach of, or default under, any provision of any of the organizational documents of G&G or any agreements, instruments, decrees, judgments, injunctions, orders, writs, laws, rules or regulations, or any determination or award of any court or arbitrator, to which G&G and Contributor are a party or by which any of their respective assets are or may be bound.

                  (c) Annexed hereto as Schedule 5.1(c)(i) is a true, complete and correct copy of G&G's partnership agreement, as amended to date, and same shall be unchanged and in effect on the Closing Date. Annexed hereto as Schedule 5.1(c)(ii) is a filed copy of the certificate of partnership of G&G.

                  (d) Annexed hereto as Schedule 5.1(d) is a true, complete and correct schedule of all of the Leases. The Leases are valid and bona fide obligations of the landlord and are in full force and effect. Except with relation to the Existing Mortgage Debt, the Leases have not been sold, transferred, pledged, hypothecated or assigned. To Contributor's knowledge, no default and/or condition exists which, solely with the passage of time or the giving of notice or both, will become a material default by G&G under the Leases. To Contributor's knowledge, there are no agreements which confer upon any Tenant or any other person or entity any rights with respect to the use and occupancy of the Property other than the Leases. All Tenants have commenced occupancy. Except for a general right contained in the Leases to offset rent in the event of a breach or default, no Tenant is presently entitled to any offset to its rent, nor is any Tenant currently asserting a concession, rebate, allowance or free rent for any period.

                  (e) The rent roll annexed hereto as Schedule 5.1(e) (the "Rent Roll") is a true, complete and correct listing of the information contained therein in all material respects. The Rent Roll shall contain the following information: (i) the name of each Tenant; (ii) the fixed rent actually being collected; (iii) the commencement and expiration date or status of each Lease (including all rights or options to renew); (iv) the Security Deposit, if any;
(v) whether there is
any guaranty of a Tenant's obligations from a third party, and if so the nature of said guaranty; (vi) arrangements under which any Tenant is occupying space on the date hereof or will, in the future, occupy such space; (vii) any written notices given by any Tenant of an intention to vacate space in the future;
(viii) the base year(s) and base year amounts for all items of rent or additional rent billed to each Tenant on that basis; and (ix) any arrearages of any Tenant.

                  (f) To Contributor's knowledge, G&G has performed all of the material obligations and observed all of the material covenants required of the landlord under the terms of the Leases. Except for work, alterations, improvements or installations required to be performed under leases entered into after the date hereof and approved in writing by the Company, all work, alterations, improvements or installations required to be performed under the Leases have been or prior to Closing will be performed in all material respects. To G&G's knowledge, all work performed by G&G, or through its employees, agents or contractors, at the Real Property to the date hereof and to the Closing Date has been performed in accordance with the rules, laws and regulations of all applicable authorities and any certificate of occupancy or completion, or amendments thereto, to be issued on account of such work, have been so issued.

                  (g) To Contributor's knowledge, there are no service contracts, equipment leases, employment agreements or other agreements to which G&G is a party and affecting the Property or the operation thereof, except the Service Contracts. True, accurate and complete copies of the Service Contracts have been delivered by G&G to the Company. All of the Service Contracts are and will on the Closing Date be unmodified and in full force and effect, and to the knowledge of G&G, are without any default or claim of default by any of the parties thereto. All sums due and payable as of the date hereof by G&G under the Service Contracts have been paid. All of the Service Contracts may be terminated on not more than thirty (30) days notice without the payment of any fee or penalty.

                  (h) To Contributor's knowledge, the Permits and Licenses include all certificates, licenses, permits and authorizations, including without limitation any Permits and Licenses relating to any environmental matters, necessary to operate and occupy the Building or customarily obtained in operating and occupying buildings similar to the Building, all of which Permits and Licenses are listed on Schedule 5.1(h), along with the expiration date of same. G&G and Contributor have not received any notice that any of the Permits and Licenses are subject to, or in jeopardy of, revocation or non-renewal. To Contributor's knowledge, G&G is current in the payment of any fees required to be paid for the Permits and Licenses and all Permits and Licenses are in full force and effect.

                  (i) To Contributor's knowledge, there are no actions, suits, labor disputes, litigation or proceedings currently pending or, to the knowledge of G&G, threatened against or related to G&G or to all or any part of the Property, the environmental condition thereof, or the operation thereof.

                  (j) Annexed hereto as Schedule 5.1(j) is a schedule of all leasing commission obligations affecting the Property. The respective obligations of G&G and the Reconstituted Partnership with respect to said commissions are set forth in Section 8.

                  (k) Contributor has received no written notice and has no knowledge of (i) any pending or contemplated annexation or condemnation proceedings, or private purchase in lieu thereof, affecting or which may affect the Property, or any part thereof, (ii) any proposed or pending proceeding to change or redefine the zoning classification of all or any part of the Property,
(iii) any proposed or pending special assessments affecting the Property or any portion thereof, (iv) any penalties or interest due with respect to real estate taxes assessed against the Property and (v) any proposed change(s) in any road or grades with respect to the roads providing a means of ingress and egress to the Property. G&G and Contributor agree to furnish the Company with a copy of any such notice received within two (2) days after receipt.

                  (l) G&G and Contributor have provided or made available to the Company all reports, including without limitation, the Environmental Documents, in the possession or under the control of G&G or Contributor related to the physical condition of the Property and all Books and Records necessary for the Company to conduct its due diligence of the Property.

                  (m) To Contributor's knowledge, no violations exist, nor does Contributor have any knowledge of any written notices, suits, investigations or judgments relating to any violations of any laws, ordinances or regulations affecting the Property, (including, without limitation, Environmental Laws (as hereinafter defined)), or any violations or conditions that may give rise thereto, and has no reason to believe that any agency, board, bureau, commission, department, office or body of any municipal, county, state or federal governmental unit, or any subdivision thereof, having, asserting or acquiring jurisdiction over all or any part of the Property or the management, operation, use or improvement thereof (collectively, the "Governmental Authorities") contemplates the issuance thereof, and there are no outstanding orders, judgments, injunctions, decrees, directives or writs of any Governmental Authorities against G&G, Contributor or the Property; provided, however, the Company acknowledges that certain alterations or improvements to the Property may be necessary in order to comply with the Americans with Disabilities Act and life safety laws required by Governmental Authorities as a condition of the issuance of any new building permits for tenant improvements or other construction at the Property.

                  (n) There are no employees of G&G working at, in connection with or on behalf of G&G, nor are there any union or collective bargaining agreements affecting the Property, except those listed on Schedule 5.1(n)-1 (the "Union Agreement"), which expire no later than August 31, 1998. No un-funded vested liabilities exist under the pension plan created pursuant to the Union Agreement, as indicated by that certain letter from Stationary Engineers Local 39, dated April 21, 1998, annexed hereto as Schedule 5.1(n)-2.

                  (o) To Contributor's knowledge, there are no outstanding requirements or recommendations communicated to G&G in writing by (i) the insurance company(s) currently insuring the Property; (ii) any board of fire underwriters or other body exercising similar functions, or (iii) the holder of any mortgage encumbering any of the Property, which require or recommend any repairs or work to be done on the Property.

                  (p) Neither G&G nor Contributor have made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by G&G's or Contributor's creditors, suffered the appointment of a receiver to take possession of all, or substantially all, of G&G's or Contributor's assets, suffered the attachment or other judicial seizure of all, or substantially all, of the Owners' assets, admitted in writing its inability to pay its debts as they come due or made an offer of settlement, extension or composition to its creditors generally.

                  (q) Subject to the security interest created by the mortgagee under the Existing Mortgage Debt and the security interest to be placed on the Property at Closing as a result of the Replacement Loan (as hereinafter defined), the Personal Property is now owned and will on the Closing Date be owned by G&G free and clear of any conditional bills of sale, chattel mortgages, security agreements or financing statements or other security interests of any kind.

                  (r) No portion of the Property is located in a flood plain.

                  (s) (i) G&G, Contributor, the Unit Holders and their affiliated entities have timely paid all Taxes (as hereinafter defined) due and payable by each of them on or prior to the Closing Date and have timely filed all Tax Returns (as hereinafter defined) required to be filed by each of them on or prior to the Closing Date. Each such Tax Return is complete and accurate in all material respects.

                        (ii) True and complete copies of all Tax Returns filed by G&G for taxable periods beginning on or after January 1, 1994, and all written communications with any Tax Authorities relating thereto will be, upon request, delivered to the Company during the Inspection Period. G&G has also provided, or will also provide, to the Company during the Inspection Period copies of: (i) any letter ruling, determination letter or similar document issued to G&G by any Tax Authority (as hereinafter defined), and (ii) any closing or other agreement entered into by G&G with any Tax Authority. To Contributor's knowledge, there are no ongoing Audits (as hereinafter defined) or Audits pending or threatened against the Property, G&G or the Contributor. To Contributor's knowledge, no claim has ever been made by a Tax Authority in a jurisdiction where G&G or Contributor do not file Tax Returns that they are or may be subject to taxation by that jurisdiction. To Contributor's knowledge, no assessment of Taxes, other than current Taxes for which adjustment is being made hereunder, is proposed against G&G, Contributor or any of the Property. To Contributor's knowledge, there are no agreements or waivers extending the statutory period of limitations with respect to any Tax Return of G&G, or for the assessment or collection of any Taxes attributable to G&G or the Property. To Contributor's knowledge, G&G is not, nor has it ever been a party to, or has, or has ever had liability under, any indemnification, allocation or sharing agreement with respect to Taxes. "Taxes" or "Tax" means all federal, state, county, local, foreign and other taxes of any kind whatsoever (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, license, stamp, environmental, withholding, employment, unemployment compensation, payroll related and property taxes, import duties and other governmental charges or assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax (or interest and penalties with respect thereto), and including expenses associated with contesting any proposed adjustment related to any of the foregoing. "Tax Returns" or "Tax Return" means all original and amended Federal, state, local and foreign returns, declarations, statements, reports, schedules, forms, information returns and other filings relating to Taxes. "Audits" or "Audit" means any audit, assessment, other examination or claim by any Tax Authority, judicial, administrative or other proceeding or litigation (including any appeal of any such judicial, administrative or other proceeding or litigation) relating to Taxes and/or Tax Returns. "Tax Authorities" or "Tax Authority" means the Internal Revenue Service and any other federal, state, local or foreign taxing authority.

                  (t) Annexed hereto as Schedule 5.1(t) is a schedule setting forth, for federal and state income tax purposes and with respect to each item of the Property, the following information: (i) such item's adjusted basis as of the first day of G&G's taxable year which includes the Closing Date; (ii) the date that such item was placed in service; (iii) the depreciation method with respect to such item; and (iv) such item's remaining useful life. The information set forth on Schedule 5.1(t) is true, complete and correct in all material respects.

                  (u) To Contributor's knowledge, (i) no representation or warranty made by G&G or Contributor contained in this Agreement, and (ii) no statement contained in any Environmental Documents, Tax Returns, Rent Roll, Permits and Licenses, Promotional Materials, Service Contracts, Schedule or Exhibit furnished by or on behalf of G&G or Contributor to the Company or any of its designees or affiliates pursuant to this Agreement (taking into account any knowledge, materialty or similar qualifiers contained in this Agreement), when taken as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary in order to fully and fairly provide the information required to be provided therein.

                  (v) Contributor and the Unit Holders have good and marketable title to one-hundred (100%) percent of Contributor's Interest, free of all liens and encumbrances whatsoever. Contributor has all requisite consent of the Unit Holders to convey Contributor's Interest.

                  (w) Except as set forth on Schedule 5.1(w) (the "Property Financials") or as provided in Section 11, there are no liabilities of G&G that are accrued, and are attributable to periods, prior to the Closing Date, whether known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, whether or not of a kind required by GAAP to be set forth on the Property Financials or the notes thereto, including, without limitation, indebtedness for borrowed money (individually a "Liability", and collectively, "Liabilities"). Notwithstanding the terms and conditions of Section 5.5, in the event that a Liability is not set forth on the Property Financials (an "Undisclosed Liability") but (i) such Undisclosed Liability is the subject of other provisions of this Agreement or (ii) is of a nature that, if known, would have had to have been disclosed under other provisions of this Agreement ((i) and (ii) being collectively referred to as the "Excluded Liabilities"), such other provisions shall govern and control and the provisions of this Section 5.1(w) shall not apply to such Excluded Liabilities. Subject to the Basket (as hereinafter defined), Contributor shall be liable to the Company for its entire loss or damage arising out of an Undisclosed Liability, other than Excluded Liabilities, up to a maximum of the lesser of (x) $8,000,000, or (y) one-half (1/2) of any loss or damage suffered by the Reconstituted Partnership as a result thereof.

                  (x) After the Closing Contributor shall not be entitled, except as otherwise herein provided, to receive from either G&G or the Reconstituted Partnership any distribution or payment of indebtedness or for any other reason whatsoever.

            5.2. [INTENTIONALLY DELETED PRIOR TO EXECUTION]

            5.3 In order to induce the Company to issue the Contributor Units, Contributor and the Unit Holders hereby acknowledge their understanding that the issuance of the Contributor Units is intended to be exempt from registration under the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder (the "Act"). In furtherance thereof, Contributor and the Unit Holders represent and warrant to the Company to as follows:

                  (a) Contributor and the Unit Holders are acquiring the Contributor Units solely for their own account for the purpose of investment and not as a nominee or agent for any other person and not with a view to, or for offer or sale in connection with, any distribution of any thereof other than to the Unit Holders. Contributor agrees and acknowledges that it is not permitted to offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of ("Transfer") any of the Contributor Units except as provided in this Agreement and the Amended and Restated Agreement of Limited Partnership of the Company, dated as of December 11, 1997 (the "OP Agreement").

                  (b) Contributor and the Unit Holders are knowledgeable, sophisticated and experienced in business and financial matters. Contributor and the Unit Holders fully understand the limitations on transfer described in this Agreement and the OP Agreement. Contributor and the Unit Holders are able to bear the economic risk of holding the Contributor Units for an indefinite period and are able to afford the complete loss of their investment in the Contributor Units. Contributor and the Unit Holders have received and reviewed the OP Agreement and copies of the most recent 10K, (collectively, the "SEC Documents") and have been given the opportunity to obtain any and all additional information and/or documents and to ask questions and receive answers about such documents, as well as MCRC and the Company and the business and prospects of MCRC and the Company which Contributor and the Unit Holders deem necessary to evaluate the merits and risks related to its investment in the Contributor Units. Contributor and the Unit Holders understand and have taken cognizance of all risk factors related to the purchase of the Contributor Units.

                  (c) Contributor and the Unit Holders acknowledge that they have been advised that (i) the Contributor Units must be held indefinitely, and Contributor and the Unit Holders will continue to bear the economic risk of the investment in the Contributor Units, unless they are redeemed pursuant to the OP Agreement or are subsequently registered under the Act or an exemption from such registration is available,
(ii) it is not anticipated that there will be any public market for the Units at anytime, (iii) Rule 144 promulgated under the Act may not be available with respect to the sale of any securities of the Company (and that upon redemption of the Contributor Units in the Company for shares of Common Stock a new holding period under Rule 144 may commence), and the Company has made no covenant, and makes no covenant, to make Rule 144 available with respect to the sale of any securities of the Company (although MCRC and the Company have agreed to register the Common Stock pursuant to the Registration Rights Agreement, as hereinafter defined), (iv) a restrictive legend as set forth in Section 5.6 below shall be placed on the Certificates representing the Contributor Units, and (v) a notation shall be made in the appropriate records of the Company indicating that the Contributor Units are subject to restrictions on transfer.

                  (d) Contributor and the Unit Holders also acknowledge that (i) the redemption of Contributor Units for shares of Common Stock is subject to certain restrictions contained in the OP Agreement; and (ii) the shares of said Common Stock which may be received upon such a redemption may, under certain circumstances, be restricted securities and be subject to limitations as to transfer, and therefore subject to the risks referred to in subsection (c) above. Notwithstanding anything herein or in the OP Agreement to the contrary, Contributor hereby acknowledges and agrees that it and the Unit Holders may not exercise the Redemption Rights (as defined in the OP Agreement) until after the date which is one year from the Closing Date.

                  (e) Contributor and each of the Unit Holders is either an "accredited investor" (as such term is defined in Rule 501 (a) of Regulation D under the Act) or Contributor and each of the Unit Holders either alone or with its representative(s) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment.

            5.4 In addition to the provisions of Section 5.1, 5.2 and 5.3, Contributor hereby warrants and represents the following with respect to environmental matters:

                  (a) To Contributor's knowledge, except as disclosed on
Schedule 5.4(a):

                        (i) there are no Contaminants (as defined in Section 5.4(f)) on, under, at, emanating from or affecting the Real Property, except those in compliance with all applicable Environmental Laws (as defined in Section 5.4(f));

                        (ii) neither G&G, Contributor, nor any current occupant or any prior owner or occupant, of the Property has received any Notice (as defined in Section 5.4(f)) or advice from any Governmental Authority (as defined in Section 5.4(f)) or any other third party with respect to Contaminants on, under, at, emanating from or affecting the Property, and no Contaminants have been Discharged (as defined in Section 5.4(f)) which would allow a Governmental Authority to demand that a cleanup be undertaken;

                        (iii) no portion of the Property has ever been used by G&G or any former owner or current or former occupant, to generate, manufacture, refine, produce, treat, store, handle, dispose of, transfer or process Contaminants, whether or not any of those parties has received Notice or advice from any Governmental Authority or any other third party with respect thereto;

                        (iv) G&G has not transported any Contaminants, nor has any current or former occupant or former owner transported any Contaminants, from the Property to another location which was not done in compliance with all applicable Environmental Laws;

                        (v) no ss.104(e) informational request has been received by the Owners issued pursuant to CERCLA (as defined in Section 5.4(f));

                        (vi) there is no asbestos or asbestos containing material in any friable state or otherwise in violation of Environmental Laws on the Property;

                        (vii) there are no above ground storage tanks or Underground Storage Tanks (as defined in Section 5.4(f)) at the Property, regardless of whether such tanks are regulated or not;

                        (viii) all pre-existing above ground storage tanks and Underground Storage Tanks at the Property have been removed and their contents disposed of in accordance with and pursuant to Environmental Laws;

                        (ix) the Property has not been used as a transfer station, incinerator, resource recovery facility, landfill or other similar facility, for receiving or treating, storing or disposing of Contaminants, garbage and refuse, and other discarded materials resulting from, without limitation, industrial, commercial, agricultural, domestic or community activities, including, without limitation, sanitary, hazardous, medical, special or other waste.

                        (x) there is no violation of any statute, ordinance, rule, regulation, order, code, directive or requirement, including, without limitation, Environmental Laws with respect to any environmental certificates, and Licenses and Permits, nor any pending application for any Licenses and Permits;

                        (xi) the Property is not subject to any wetlands regulations, administered by the United States of America, Army Corps of Engineers, the Environmental Protection Agency, or any other Governmental Authority;

                        (xii) there are no federal or state liens as referred to under CERCLA, or Cal. Water Code ss.13305, Cal Health & Safety Code ss.25365.6, or any other applicable Environmental Laws that have attached to the Property;

                        (xiii) Contributor has not, and has not permitted any occupant to engage in any activity on the Property in violation of Environmental Laws; and

                        (xiv) the Property is in material compliance with Environmental Laws.

                  (b) [INTENTIONALLY DELETED PRIOR TO EXECUTION]

                  (c) G&G shall notify the Company in advance of all meetings scheduled between G&G or G&G's representatives, and any Governmental Authority regarding the Property and environmental matters, and the Company, and the Company's representatives, shall have the right, without obligation, to attend and participate in all such meetings.

                  (d) Contemporaneously with the execution of this Agreement, and subsequently promptly upon receipt by G&G's representatives, G&G shall deliver to the Company: (i) all Environmental Documents concerning the Property generated by or on behalf of predecessors in title or former occupants of the Property to the extent in G&G's possession or control, if any; (ii) all Environmental Documents concerning the Property generated by or on behalf of G&G, whether currently or hereafter existing, if any; (iii) all Environmental Documents concerning the Property generated by or on behalf of current or future occupants of the Property to the extent in G&G's possession or control, whether currently or hereafter existing, if any; and (iv) a description of all known operations, past and present, undertaken at the Property while owned by G&G, which G&G represents and warrants consisted of construction activities and office and retail operations, and (v) any existing maps, diagrams and other documentation known to G&G to be in G&G's possession or control designating the location of past and present operations at the Property and past and present storage of Contaminants above or below ground, on, under, at, emanating from or affecting the Property or its environs.

                  (e) [INTENTIONALLY DELETED PRIOR TO EXECUTION].

                  (f) The following terms shall have the following meanings when used in this Agreement:

                        (i) "Contaminants" shall include, without limitation, any regulated substance, toxic substance, hazardous substance, hazardous waste, pollution, pollutant or contaminant, as defined or referred to in the "Tanks Laws" as defined below; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss.9601 et seq. ("CERCLA"); the Water Pollution and Control Act, 33 U.S.C. ss.1251 et seq.; together with any amendments thereto, regulations promulgated thereunder and all substitutions thereof, as well as words of similar purport or meaning referred to in any other applicable federal, state, county or municipal environmental statute, ordinance, code, rule or regulation, including, without limitation, radon, asbestos, polychlorinated biphenyls, urea formaldehyde and petroleum products and petroleum based derivatives. Where a statute, ordinance, code, rule or regulation defines any of these terms more broadly than another, the broader definition shall apply.

                        (ii) "Discharge" shall mean the releasing, spilling, leaking, leaching, disposing, pumping, pouring, emitting, emptying, treating or dumping of Contaminants at, into, onto or migrating from or onto the Real Property, regardless of whether the result of an intentional or unintentional action or omission.

                        (iii) "Environmental Documents" shall mean all environmental documentation in the possession or under the control of Contributor concerning the Real Property, or its environs, including without limitation, all sampling plans, cleanup plans, preliminary assessment plans and reports, site investigation plans and reports, remedial investigation plans and reports, remedial action plans and reports, or the equivalent, sampling results, sampling result reports, data, diagrams, charts, maps, analysis, conclusions, quality assurance/quality control documentation, correspondence to or from any Governmental Authority, submissions to any Governmental Authority and directives, orders, approvals and disapprovals issued by any Governmental Authority.

                        (iv) "Environmental Laws" shall mean each and every applicable federal, state, county or municipal statute, ordinance, rule, regulation, order, code, directive or requirement, together with all successor statutes, ordinances, rules, regulations, orders, codes, directives or requirements, of any Governmental Authority in any way related to Contaminants.

                        (v) "Notice" shall mean, in addition to its ordinary meaning, any written communication of any nature, whether in the form of correspondence, memoranda, order, directive or otherwise.

                        (vi) "Tank Laws" shall mean Cal. Health & Safety Code ss.25280 et seq., the federal underground storage tank law (Subtitle I) of the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.6901 et seq., and any other applicable state, county or municipal statute, ordinance, code, rule or regulation applicable to underground or above ground tanks, together with any amendments thereto, regulations promulgated thereunder, and all substitutions thereof, and any successor legislation and regulations.

                        (vii) "Underground Storage Tank" shall mean each and every "underground storage tank", whether or not subject to the Tank Laws, as well as the "monitoring system", the "leak detection system", the "discharge detection system" and the "tank system" associated with the "underground storage tank", as those terms are defined by the Tank Laws.

            5.5. All representations and warranties made by Contributor in this Agreement shall survive the Closing Date for a period of one (1) year, except that the representations and warranties set forth in Section 5.1(a), (b), (s),
(t) and (w) and Section 5.4 shall survive the Closing Date for the applicable period of statute of limitations, and shall not be merged in the delivery of the Certificates to Contributor and the Unit Holders. Contributor agrees to indemnify and defend the Company, and to hold the Company harmless, from and against any and all claims, liabilities, losses, deficiencies and damages as well as reasonable expenses (including attorney's, consulting and engineering fees), and interest and penalties related thereto

(collectively, a "loss"), incurred by the Company to the extent of such loss, by reason of or resulting directly or indirectly, wholly or partly, from any breach of the representations and warranties of Contributor and G&G contained in this Agreement to the extent same was not actually known at Closing by Timothy Jones or John Kropke, up to a maximum liability of $8,000,000.00 except that such maximum liability is subject to the provisions of Section 5.8. The Company shall not have a right to bring a claim against Contributor by virtue of any of the representations and warranties being false or misleading unless (i) such claim is brought on or prior to the date through which such representation or warranty survives, (ii) and until notice of the false or misleading representation or warranty has been given to the party against whom such claim is to be made and said party has had a reasonable opportunity to cure same, and (iii) the aggregate damages to the Company resulting from such false, misleading or untrue representations and warranties are reasonably expected to exceed $50,000.00 (the "Basket"), but thereafter the Company may bring a claim against G&G and/or Contributor, or all or some of them, for any amount in excess of the Basket up to $8,000,000.00. The Company's sole recourse in the event of a breach of this Agreement, as against Contributor, shall be against the Units, and in such event Contributor hereby authorizes the Company to attach and/or take recourse against the Units, and any distributions appurtenant thereto. This paragraph shall survive the termination of this Agreement or Closing.

            5.6. Contributor hereby acknowledges that each Certificate representing the Contributor Units shall bear the following legend:

            REFERENCE IS MADE TO THE SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT DATED AS OF DECEMBER 11, 1997 OF MACK-CALI REALTY, L.P. (THE "SECOND AMENDED AND RESTATED PARTNERHSIP AGREEMENT") FOR THE RIGHTS OF THE COMMON UNITS REPRESENTED BY THIS CERTIFICATE.

                  THE COMMON UNITS REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT
            MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISONS OF THE SECOND AMENDED AND RESTATED PARTNERSHIP AGREEMENT (A COPY OF WHICH IS ON FILE WITH MACK-CALI REALTY, L.P.). EXCEPT AS OTHERWISE PROVIDED IN SUCH AGREEMENT, NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE UNITS COMMON UNITS REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR (B) IF MACK-CALI REALTY, L.P. HAS BEEN FURNISHED WITH A SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER THAT

            SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE ACT AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER. IN ADDITION, THE COMMON UNITS ARE SUBJECT TO THE PROVISIONS OF A CERTAIN CONTRIBUTION AND EXCHANGE AGREEMENT DATED APRIL ___, 1998 (A COPY OF WHICH IS ON FILE WITH THE OPERATING PARTNERSHIP).

                  MACK-CALI REALTY, L.P. WILL FURNISH TO EACH HOLDER WHO SO
            REQUESTS A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF UNITS OR SERIES THEREOF WHICH MACK-CALI REALTY, L.P. IS AUTHORIZED TO ISSUE AND OF THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. ANY SUCH REQUEST IS TO BE ADDRESSED TO MACK-CALI REALTY, L.P. AT ITS PRINCIPAL PLACE OF BUSINESS.

            5.7. Contributor, Dworman, Plenitude and G&G acknowledge that they are not in a significantly disparate bargaining position with respect to the Company in connection with the transaction contemplated by this Agreement and that Contributor, Dworman, Plenitude and G&G were represented by legal counsel in connection with this transaction.

            5.8. Notwithstanding anything to the contrary contained in Section 5.5, the right of the Company to pursue a claim for a failure of Feldman, Dworman, the Owners, Plenitude, G&G or all or some of them to perform the obligations set forth in Sections 8.1, 11.2, 11.3 and 16 shall be without regard to a minimum in damages suffered, nor shall any recovery on account of a failure to perform in accordance with said Sections apply to the $8,000,000.00 cap on damages.

            5.9. As used throughout this Agreement, the phrases "to Contributor's knowledge", "to the best of Contributor's knowledge" or any similar derivation thereof, shall mean the actual knowledge of Contributor or Allen Cooper.

6.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

            6.1 In order to induce Contributor and the Unit Holders to perform as required hereunder, the Company hereby warrants and represents the following:

                  (a) (i) The Company is a duly organized and validly existing limited partnership organized and in good standing under the laws of the State of Delaware, has all requisite power and authority to execute and deliver this Agreement and all other documents and instruments to be executed and delivered by it hereunder, and to perform its obligations hereunder and under such other documents and instruments in order to acquire Contributor's Interest in accordance with the terms and conditions hereof. All necessary actions of the partners of the Company to confer such power and authority upon the persons executing this Agreement and all documents which are contemplated by this Agreement on its behalf have been taken.

                        (ii) MCRC is a duly organized and validly existing corporation organized and in good standing under the laws of the State of Maryland, has all requisite power and authority to execute and deliver the Registration Rights Agreement annexed hereto as Exhibit 10.4(f) and all other documents and instruments to be executed and delivered by it thereunder, and to perform its obligations thereunder. All necessary actions of the Executive Committee of MCRC to confer such power and authority upon the persons executing the Registration Rights Agreement and all documents which are contemplated thereunder on its behalf have been taken.

                  (b) This Agreement and the agreements and other documents to be executed and delivered by the Company hereunder, when duly executed and delivered, will be the legal, valid and binding obligation of each of the Company, enforceable in accordance with the terms of this Agreement. The performance by the Company of its duties and obligations under this Agreement and the documents and instruments to be executed and delivered by the Company hereunder will not conflict with, or result in a breach of, or default under, any provision of any of the organizational documents of the Company or any agreements, instruments, decrees, judgments, injunctions, orders, writs, laws, rules or regulations, or any determination or award of any court or arbitrator, to which the Company is a party or by which each of its assets are or may be bound.

                  (c) The Contributor Units to be issued to Contributor and the Unit Holders are duly authorized and, when issued by the Company, will be fully paid and non-assessable, free and clear of any mortgage, pledge, lien, encumbrance, security interest, claim or right of interest of any third party of any nature whatsoever. The shares of Common Stock to be issued upon redemption of the Contributor Units are authorized and will be reserved for future listing with the Exchange no later than the date upon which the Units become redeemable for Common Stock and, upon such issuance, will be fully paid and non-assessable, free and clear of any mortgage, pledge, lien, encumbrance, security interest, claim or rights of interest of any third party of any nature whatsoever.

                  (d) The Company has furnished to Contributor a true and complete copy of the OP Agreement.

                  (e) The execution and delivery of this Agreement and the performance by the Company of its obligations hereunder do not and will not conflict with or violate any law, rule, judgment, regulation, order, writ, injunction or decree of any court or governmental or quasi-governmental entity with jurisdiction over the Company or MCRC.

                  (f) The Company has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by the Company's creditors, suffered the appointment of a receiver to take possession of all, or substantially all, of the Company's assets, suffered the attachment or other judicial seizure of all, or substantially all, of the Company's assets, admitted in writing its inability to pay its debts as they come due or made an offer of settlement, extension or composition to its creditors generally.

                  (g) Schedule 6.1(g) lists any Form 8-K's filed by MCRC with the Commission since December 31, 1997.

                  (h) MCRC qualified as a real estate investment trust under the Code for the calendar year ended December 31, 1997, and the Company has no reason to believe that MCRC will not qualify as a real estate investment trust for the calendar year ending December 31, 1998.

                  (i) Other than as set forth in the Company's most recent 10-K, there is no existing, or to the knowledge of the Company, threatened legal action or governmental proceedings of any kind involving the Company which, if determined adversely to the Company, would have a material adverse affect on the consolidated financial position, results of operation, business or prospects of the Company or which would interfere with the Company's ability to execute, deliver, or perform its obligations under this Agreement or the Registration Rights Agreement.

            6.2 All representations and warranties made by the Company in this Agreement shall survive the Closing Date for a period of one (1) year, except that the representations and warranties set forth in Section 6.1(a), (b), (c),
(d) and (e) shall survive the Closing Date for the applicable period of statute of limitations, and shall not be merged in the delivery of the Certificates to Contributor and the Unit Holders. All other covenants, obligations, liabilities and acknowledgments of the Company contained in this Agreement and not otherwise expressly stated to survive, shall be merged in the delivery of the Certificates to Contributor and the Unit Holders. The Company agrees to indemnify and defend Contributor and the Unit Holders, and to hold Contributor and the Unit Holders harmless, from and against any and all claims, liabilities, losses, deficiencies and damages as well as reasonable expenses (including reasonable attorney's fees), and interest and penalties related thereto, incurred by Contributor and the Unit Holders, by reason of or resulting from any breach of the representations, warranties, covenants and agreements of the Company, contained in this Agreement to the extent same was not actually known at Closing by Contributor or Allen Cooper, up to a maximum liability of $8,000,000.00. In addition, Contributor and the Unit Holders shall not have a right to bring a claim against the Company by virtue of any of the representations and warranties being false or misleading unless (i) such claim is brought on or prior to the date through which such representation or warranty survives, (ii) and until notice of the false or misleading representation or warranty has been given to the Company and the Company has had a reasonable opportunity to cure same, and
(iii) the aggregate damages to Contributor and/or the Unit Holders, resulting from such false, misleading or untrue representations and warranties are reasonably expected to exceed the Basket, but thereafter the Contributor and/or the Unit Holders, may bring a claim against the Company for any amount in excess of the Basket up to $8,000,000.00. The Company shall be liable for any damages hereunder.

7.    COVENANTS OF THE OWNERS.

            7.1 G&G covenants and agrees that between the date hereof and the Closing Date it shall perform or observe the following with respect to the
Property:

                  (a) G&G will operate and maintain the Real Property in the ordinary course of business and use reasonable efforts to reasonably preserve for the Reconstituted Partnership and the Company the relationships of G&G and G&G's Tenants, suppliers, managers, employees and others having on-going relationships with the Real Property. G&G will complete any capital expenditure program currently in process or anticipated to be completed at or prior to Closing. G&G will not defer taking any actions or spending any of its funds, or otherwise manage the Real Property differently, due to the transaction contemplated by this Agreement.

                  (b) G&G will not enter into any new leases with respect to the Real Property, renew or modify any Lease, or enter into any agreement with any Tenants, without the Company's prior written consent, which will not be unreasonably withheld or delayed.

                  (c) G&G shall not:

                        (i) agree to terminate any Service Contract or Lease, or grant any concession, rebate, allowance or free rent;

                        (ii) apply any Security Deposits with respect to any Tenant in occupancy on the Closing Date;

                        (iii) renew, extend or modify any of the Service Contracts; or

                        (iv) remove any Personal Property, except as may be required for repair and replacement. All replacements shall be free and clear of liens and encumbrances and shall be of quality at least equal to the replaced items;

                  (d) G&G shall, upon request of the Company at any time after the date hereof and at the Company's sole expense, assist the Company in its preparation of audited financial statements, statements of income and expense, and such other documentation as the Company may reasonably request, covering the period of Contributor's ownership of the Real Property. This Section 7.1(d) shall survive the Closing;

                  (e) G&G shall make all required payments under any mortgage affecting the Real Property within any applicable grace period, but without reimbursement by the Company therefor. G&G shall also comply with all other material terms covenants, and conditions of any mortgage on the Real Property. Nothing herein shall create any personal liability for Contributor, Dworman or Plenitude for any obligations under any mortgage affecting the Property or any indebtedness secured thereby;

                  (f) G&G shall maintain and keep those hazard, liability and casualty insurance policies presently held on the Property in full force and effect;

                  (g) [INTENTIONALLY DELETED PRIOR TO EXECUTION];

                  (h) G&G shall permit the Company and its authorized representatives to inspect the Books and Records of its operations at all reasonable times. All Books and Records not delivered to the Company hereunder shall be maintained for the Company's inspection at G&G's address as set forth above;

                  (i) G&G shall:

                        (i) promptly notify the Company of, and promptly deliver to the Company, a certified true and complete copy of any Notice G&G may receive, on or before the Closing Date, from any Governmental Authority, concerning a violation of Environmental Laws or Discharge of Contaminants, or any other matter;

                        (ii) promptly deliver or cause to be delivered to the Company a certified true and complete copy of all Environmental Documents which shall come into the possession or under the control of G&G or their representatives between the signing of this Agreement and the Closing;

                  (j) G&G, at its sole cost and expense, shall complete all work under construction by G&G, its agent(s) or contractor(s) at the Property as of the date hereof, if any, in accordance with the obligation giving rise to such work having to be performed, and shall obtain and deliver to the Company, as soon as practical, all final certificates of completion and occupancy, or other documentation reasonably satisfactory to the Company, evidencing the acceptance of said work by all appropriate Governmental Authorities having jurisdiction thereover and the party for whom the work is being so performed. The obligations set forth in this paragraph shall survive Closing.

                  (k) If the cost of compliance with the provisions of Section 14.2(h) shall exceed the sum of Fifty Thousand ($50,000) Dollars, then either party shall have the right to terminate this Agreement. If this Agreement is so terminated, this Agreement shall be rendered null and void and of no further force or effect and neither party shall have any further liability or obligation to the other under or by virtue of this Agreement. Notwithstanding the foregoing, the Company shall have the right to proceed to closing, even if the other party shall elect to terminate this Agreement, on notice to the other party; provided, however, that neither G&G, Dworman, Contributor nor the Unit Holders shall be liable or responsible pursuant to this Agreement for any excess cost of such compliance.

            7.2 To the extent that any of the Promotional Materials are not in the possession of G&G, G&G shall use reasonable efforts to cause the holders or owners of same to deliver such Promotional Materials to the Company. The obligations set forth in this paragraph shall survive Closing.

            7.3 G&G covenants and agrees that it shall timely provide the Company with drafts of any pertinent documentation in connection with leasing matters, Service Contracts and agreements for work to be done on behalf of Tenants and shall keep the Company informed of all substantive negotiations and discussions with respect to the foregoing matters on an on-going basis. This
Section 7.3 shall survive the Closing.

            7.4. To G&G's knowledge, except as set forth on Schedule 7.4 there are no proceedings now pending or anticipated for a reduction in the assessed valuation of the Property or for a refund or recovery of business taxes (including interest and penalties) paid with respect to the Property. G&G is hereby authorized to continue the proceedings set forth on Schedule 7.4, and except as provided in the next sentence, to litigate or settle the same in G&G's discretion. Notwithstanding the foregoing, the Owners shall not litigate or settle any such matters without the Company's prior written consent, not to be unreasonably withheld, if such litigation or settlement shall affect the current tax year or any future tax year. The Company is hereby authorized by G&G, in the Company's sole discretion, to file any applicable proceeding on behalf of the Reconstituted Partnership for any tax years following the last tax year set forth on Schedule 7.4. The net refund of taxes, if any, for any tax year for which G&G or the Reconstituted Partnership shall be entitled to share in the refund shall be divided between G&G and the Reconstituted Partnership in accordance with the apportionment of taxes pursuant to the provisions hereof. All expenses in connection therewith, including counsel fees, shall be paid for by the party entitled to the benefits thereof, with a pro-rata sharing between G&G and the Company for any tax year in which both parties are entitled to a portion of the refund. The provisions of this Section 7.4 shall survive the Closing Date.

            7.5. To the extent of any Taxes that are a liability or obligation of G&G arising as a result of the operations of G&G which have not been paid and are attributable to taxable periods which end prior to the Closing Date (a "Pre-Closing Period"), Contributor and Dworman shall each pay one-half (1/2) of same no later than the Closing Date (and provide Company with reasonably acceptable evidence thereof) or shall establish with the Company at Closing a cash reserve equal to the reasonably estimated Taxes that will be due, with such cash reserve being applied by the Company to pay same or the Company agreeing to make such reserve available to Contributor and Dworman to pay same, promptly upon request. With respect to taxable periods of G&G which end on or after the Closing Date (a "Straddle Period"), Contributor will establish with the Company a cash reserve at Closing equal to one-half (1/2) of the reasonably estimated Taxes arising as a result of the operations of G&G attributable to Contributor's Interest or the Unit Holders (pro rated based on the respective ownership periods of Contributor and Unit Holders, on the one hand, and the Company, on the other hand). Dworman and Contributor acknowledge that any cash reserves established herein do not constitute a limitation as to the Taxes that will be due, and that such parties shall continue to be liable from and after the Closing for all such Taxes that are due. The provisions of this Section 7.5 shall survive the Closing. This Section 7.5 shall not apply to any Taxes otherwise adjusted pursuant to Section 11.

            7.6. As of December 31, 1997, no un-funded vested liabilities existed under the pension plan created pursuant to the Union Agreement, as indicated by that certain letter from Stationary Engineers Local 39, dated April 21, 1998, annexed hereto as Schedule 5.1(n)-2. In the event that any un-funded liabilities shall become due and payable which are attributable to the 1998 calendar year, G&G shall be liable for its pro rata share, based upon its period of ownership in the 1998 calendar year. The provisions of this Section 7.6 shall survive the Closing.

            7.7. To the extent of any breach of any covenant or agreement by G&G, Contributor shall be liable for the entire loss suffered by the Company, up to a maximum of the lesser of (i) one-half (1/2) of the loss suffered by the Reconstituted Partnership, or (ii) $8,000,000.00, in the aggregate for all losses hereunder. The $8,000,000.00 cap on Contributor's liability set forth in this Section 7.6 shall not apply to Section 7.5. In the event that the Closing does not occur as a result of a breach of any covenant or agreement by G&G, then the provisions of Section 21.2 shall apply.

8.    LEASING COMMISSIONS AND TENANT IMPROVEMENT OBLIGATIONS.

            8.1 (a) All leasing commissions due on account of the original term of all Leases made before the date of this Agreement as well as any extension and renewal terms which are presently effective (but not renewals or extensions of such Leases which are exercised after the Closing Date or otherwise with the written approval of the Company) shall be paid by G&G prior to the Closing Date. The Reconstituted Partnership shall pay to Cushman & Wakefield the leasing commissions set forth on Schedule 5.1(j), provided the leases for the tenants on
Schedule 5.1(j) (the "New Leases") in fact commence and the Closing occurs. G&G hereby represents that it has not dealt with any brokers, finders or salesmen in connection with the New Leases, other than Cushman & Wakefield. G&G hereby agrees to indemnify, defend and hold the Reconstituted Partnership harmless from and against any and all loss, cost, damage, liability or expense, including reasonable attorneys' fees, which the Reconstituted Partnership may sustain, incur or be exposed to by reason of any claim for fees or commissions made on account of the New Leases.

                  (b) All tenant improvement obligations in connection with original Lease terms or extensions and renewals made prior to the Closing shall be satisfied by G&G prior to the Closing Date. All tenant improvement obligations in connection with the New Leases, or renewals or extensions of Leases entered into prior to Closing with the prior written approval of the Company shall be paid by the Reconstituted Partnership provided the Closing occurs.

                  (c) The provisions of this Section 8 shall survive the Closing.

9.    ESTOPPEL CERTIFICATES.

            9.1. On or prior to the date hereof, the Owners agree to deliver to each Tenant an estoppel certificate in the form annexed hereto as Exhibit 9.1 for Tenant's execution, completed to reflect the Tenant's particular Lease status. The Owners agree to use its best efforts to obtain from all Tenants the estoppel certificates in such form; provided, however, that if any Tenant shall refuse to execute an estoppel letter in such form, the Owners shall nevertheless be obligated to obtain estoppel certificates in the form in which each Tenant is obligated to deliver same as provided in its Lease. The Owners agree to deliver to the Company, upon receipt, copies of all estoppel letters received from Tenants, in the form received by the Owner. The estoppel certificates required to be obtained pursuant to this Section 9.1 are collectively referred to as the "Estoppel Certificates", and individually as an "Estoppel Certificate".

            9.2. As a condition to Closing, the Owners shall deliver (a) an Estoppel Certificate from each Tenant that leases space at the Real Property in excess of 10,000 square feet or more in the aggregate, and (b) Estoppel Certificates from the remaining Tenants leasing, in the aggregate, at least seventy-five (75%) percent of the remaining square footage of the Real Property.

            9.3 For an Estoppel Certificate to be deemed delivered for purposes of this Agreement, it must certify that the Tenant's most recent rental payment under its Lease was made not more than one (1) month prior to the month in which the Closing occurs and that no material default of either landlord or tenant exists under that tenant's lease.

10.   CLOSING.

            10.1 The consummation of the transactions contemplated hereunder (the "Closing") shall take place through the mail, on or about April 28, 1998 (the "Closing Date"), time being of the essence, provided the Company has not terminated or been deemed to terminate this Agreement prior thereto. In the event that the Closing has not occurred by April 28, 1998 or any date thereafter on which Contributor is ready, willing and able to perform all of its obligations and requirements set forth herein which are conditions precedent to the Company's obligations to perform, Contributor may terminate this Agreement within five (5) days thereafter. Notwithstanding such termination, Contributor shall retain any rights it has against the Company pursuant to Section 21.

            10.2 On the Closing Date, Contributor, at its sole cost and expense, will duly execute and acknowledge, where applicable, and deliver or cause to be delivered to the Company or such place as directed the following documents:

                  (a) an assignment and assumption of Contributor's Interest (the "Assignment of Contributor's Interest"), in the form annexed hereto as
Exhibit 10.2(a), to the Company or its designee, as assignee, together with all applicable and requisite partnership consents, partner consents, mortgagee consents and resolutions by the general partners of G&G authorizing this assignment and transaction;

                  (b) all original Leases and all other documents pertaining thereto, and certified copies of such Leases or other documents where Contributor, using its best efforts, is unable to deliver originals of same;

                  (c) all other original documents or instruments referred to herein, including, without limitation, the Service Contracts, Permits and Licenses, and Books and Records, and certified copies of same where Contributor, using its best efforts, is unable to deliver originals;

                  (d) a letter to Tenants, in a form acceptable to the Company, advising the Tenants of the transaction hereunder and directing that rent and other payments thereafter be sent to the Reconstituted Partnership or, as the Reconstituted Partnership shall so direct;

                  (e) the title affidavit required by Section 4.3(b), and an affidavit, and such other documents or instruments required by the Title Company, executed by G&G certifying (i) against any work done or supplies delivered to the Property which might be grounds for a materialman's or mechanic's lien under or pursuant to California Law, in form sufficient to enable the Title Company to affirmatively insure G&G, the Reconstituted Partnership or its designee(s) against any such lien, (ii) that the signatures on the Assignment of Contributor's Interest is sufficient to bind Contributor and convey Contributor's Interest to the Company and (iii) the Rent Roll;

                  (f) affidavits and other instruments, including but not limited to, all organizational documents of G&G including partnership agreements and good standing certificates (or its equivalent), reasonably requested by the Company and the Title Company evidencing the power and authority of G&G and its partners to enter into this Agreement and any documents to be delivered hereunder, and the enforceability of same;

                  (g) the original Estoppel Certificates;

                  (h) a list of all cash Security Deposits and all non-cash Security Deposits (including letters of credit) delivered by Tenants under the Leases;

                  (i) a certificate indicating that the representations and warranties of the Owners made in this Agreement are true and correct in all material respects as of the Closing Date;

                  (j) a Rent Roll for the Real Property current as of the Closing Date, certified by Contributor and G&G as being true and correct in all material respects, and showing no adverse change from the Rent Roll annexed hereto;

                  (k) subject to Section 18, all proper instruments as shall be reasonably required for the conveyance to the Company of all right, title and interest, if any, of Contributor in and to any award or payment made, or to be made, (i) for any taking in condemnation, eminent domain or agreement in lieu thereof of land adjoining all or any part of the Improvements, (ii) for damage to the Land or Improvements or any part thereof by reason of change of grade or closing of any such street, road, highway or avenue, and (z) for any taking in condemnation or eminent domain of any part of the Land or Improvements;

                  (l) a certificate signed by Contributor and the Unit Holders to the effect that neither Contributor nor any of the Unit Holders is a "foreign person" as that term is defined in Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), in order to avoid the imposition of the withholding tax payment pursuant to Section 1445 of the Code;

                  (m) all transfer and other tax declarations and returns and information returns, duly executed and sworn to by Contributor as may be required of Contributor by law in connection with the conveyance of Contributor's Interest to the Company, including, but not limited to, Internal Revenue Service Forms;

                  (n) a statement setting forth all adjustments and prorations shown thereon;

                  (o) letter of direction regarding the issuance of the Contributor Units to the Unit Holders from the legal and beneficial owners of Contributor's Interest. The signatories of said letter are also to acknowledge that they are the legal and beneficial owners of same;

                  (p) evidence of compliance with PWC art. 20, the California Carpenter-Presley-Turner Hazardous Substance Account Act and the Cal. Health & Safety Code ss.ss.25359.7, or the affidavit described in Section 14.2(h);

                  (q) a computer diskette containing any closing or other documents executed in connection with this transaction and prepared by the Owners or its counsel, in WordPerfect or Microsoft Word format;

                  (r) the Reserve Fund (as hereinafter defined);

                  (s) the legal opinions of Stein & Lubin, LLP and Greene Radovsky Maloney & Share, LLP, in such forms as are mutually agreed upon by the parties;

                  (t) a counterpart to the OP Agreement duly executed by Contributor and each of the Unit Holders; and

                  (u) such other documents as may be reasonably required or appropriate to effectuate the consummation of the transactions contemplated by this Agreement.

            10.3 On the Closing Date, Contributor, Dworman and Plenitude, at their sole cost and expense, shall duly execute and acknowledge an amended and restated partnership agreement reflecting the Reconstituted Partnership (the "Amended Partnership Agreement"), which shall provide, in part and as more particularly set forth therein, that (i) the Company is to be the managing general partner of the Reconstituted Partnership, and shall have sole and exclusive control and authority over the management of the Property, and (ii) subject to the provisions of Section 24, both the Company and Dworman shall have the option to purchase or sell their respective partnership interests to or from the other at any time after three (3) years from the Closing Date.

            10.4 On the Closing Date, the Company, at its sole cost and expense, will deliver or cause to be delivered to Contributor the following documents:

                  (a) the Certificates representing the Contributor Units;

                  (b) duly executed and acknowledged Assignment of Contributor's Interest;

                  (c) a certificate indicating that the representations and warranties of the Company made in this Agreement are true and correct as of the Closing Date;

                  (d) a Registration Rights Agreement substantially in the form of Exhibit 10.4(f);

                  (e) an acknowledgment by the general partner of the Company reflecting the admission of Contributor as a limited partner;

                  (f) duly executed and acknowledged Amended Partnership Agreement; and,

                  (g) such other documents as may be reasonably required or appropriate to effectuate the consummation of the transactions contemplated by this Agreement.

            10.5 Contributor and Dworman, severally and not jointly, shall each be liable for one-half of all state or county documentary stamps or transfer taxes on the Assignment of Contributor's Interest. Each party shall be responsible for its own attorney's fees. Except for Contributor's obligation to pay any additional fees or premiums incurred by the Restructured Partnership as a result of the non-imputation endorsement and Fairway endorsement, the Reconstituted Partnership shall be responsible for all title insurance premiums and title examination fees. The provisions of this Section 10.5 shall survive the Closing.

            10.6 [INTENTIONALLY DELETED PRIOR TO EXECUTION]

11.   ADJUSTMENTS.

            11.1 The following items with respect to the Real Property are to be apportioned between the Reconstituted Partnership, on the one hand, and Contributor, Dworman and Plenitude, on the other hand, as of midnight on the date preceding the Closing:

                  (a) Rents, escalation charges and percentage rents payable by Tenants as and when collected. All moneys received from Tenants and attributable to periods from and after the Closing shall belong to the Reconstituted Partnership and shall be applied by the Reconstituted Partnership to current rents and other charges under the Leases. After application of such moneys to current rents and charges, the Reconstituted Partnership shall remit to Contributor Dworman and Plenitude any excess amounts paid by a Tenant to the extent that such Tenant was in arrears in the payment of any amount due under the Leases prior to the Closing;

                  (b) any prepaid rents, together with interest required to be paid thereon, as well as the amount of all cash Security Deposits;

                  (c) utility charges payable by G&G including, without limitation, electricity, water charges and sewer charges. If there are meters on the Real Property, G&G will cause readings of all said meters to be performed not more than five (5) days prior to the Closing Date;

                  (d) amounts payable under the Service Contracts other than those Service Contracts which the Reconstituted Partnership has elected not to assume;

                  (e) real estate taxes due and payable for the calendar year or fiscal year, as applicable. If the Closing Date shall occur before the tax rate is fixed, the apportionment of real estate taxes shall be upon the basis of the tax rate for the preceding year applied to the latest assessed valuation. If subsequent to the Closing Date, real estate taxes (by reason of change in either assessment or rate or for any other reason) for the Real Property should be determined to be higher or lower than those that are apportioned, a new computation shall be made, and Contributor agrees to pay the Company any increase shown by such recomputation and vice versa;

                  (f) the value of heating, fuel or petroleum stored at and used for the Real Property, at G&G's most recent cost, including taxes, on the basis of a reading made within ten (10) days prior to the Closing by G&G's supplier;

                  (g) all sums due and payable by G&G pursuant to bills and claims for labor performed and materials furnished to or for the benefit of the Property by or on behalf of G&G; and

                  (h) any other items of income or expense of a recurring nature that are incurred in connection with the ownership or operation of the Property.

            11.2 .At the Closing, G&G shall deliver to the Company a list of additional rent, however characterized, under each Lease, including without limitation, real estate taxes, electrical charges, utility costs and operating expenses (collectively, "Additional Rents") being billed to Tenants for the calendar year in which the Closing occurs (both on a monthly basis and in the aggregate), the basis for which the monthly amounts are being billed, and the amounts incurred by G&G on account of the components of Additional Rent for such calendar year. Upon the reconciliation by the Company of the Additional Rents billed to Tenants, and the amounts actually incurred for such calendar year, Contributor, Dworman and Plenitude, on the one hand, and the Reconstituted Partnership, on the other, shall be liable for or entitled to their respective shares of overpayments or underpayments, as the case may be, of Additional Rents, and shall be entitled to such payments from Tenants, as the case may be, on a pro-rata basis based upon each party's period of ownership during such calendar year.

            11.3 Prior to Closing, the Reconstituted Partnership shall establish a bank account at a bank selected by the Company (the "New Bank Account"), and shall advise G&G of same. Contributor and Dworman shall, simultaneous with the Closing, deposit into the New Bank Account a reserve fund (the "Reserve Fund"). The Reserve Fund is to be used by the Reconstituted Partnership, or its successors and assigns, for tenant improvements, leasing commissions, rent incentives on account of leasing any vacant space at the Property or for any other purpose the Reconstituted Partnership may deem appropriate. The Reserve Fund shall be equal to $500,000.00, which shall be increased or decreased by the net amount of all adjustments and apportionments provided for in Section 11 and the remainder of this Agreement, and shall be increased by the amount due to the Reconstituted Partnership as a result of those certain closing costs with regard to title described in Section 4.3(a) (collectively, the "Adjustments"). In the event that the net sum of the Adjustments in favor of G&G are in excess of $500,000.00, then one-half (1/2) of the amount in excess of $500,000.00 (the "Excess Adjustment Amount") shall be paid by the Company to Contributor in Units (the "Adjustment Units"); the remaining one-half (1/2) shall be paid by, and shall belong to, Dworman and Plenitude. The aggregate number of the Adjustment Units to be issued to Contributor and the Unit Holders shall be calculated by dividing (i) the Excess Adjustment Amount, by (ii) the Current Market Value Per Unit. So long as the Excess Adjustment Amount is known at least two (2) days prior to Closing, the Company shall at Closing issue to Contributor and the Unit Holders, according to their pro rata share of the Consideration, Certificates representing the Adjustment Units. In the event that the Excess Adjustment Amount is not known at least two (2) days prior to Closing the Company shall issue to Contributor and the Unit Holders as soon thereafter as practicable, but in no event later than two (2) days after Closing, the Certificates representing the Adjustment Units. Except with regard to the New Bank Account, Dworman, Plenitude and Contributor shall maintain exclusive control, right and access to any other bank accounts bearing the name "G&G Martco"; provided, however, Dworman, Plenitude and Contributor hereby covenant and agree to close all such accounts or otherwise change the name thereon within fifteen (15) days of the Closing Date.

            11.4 Except as otherwise provided in this Agreement, the adjustments shall be made in accordance with the customs in respect to title closings in the State of California.

            11.5 Any and all errors in the adjustments will be corrected as soon as practicable after the Closing. Any amounts paid to G&G following the Closing on account of any provisions of this Agreement after the Closing Date shall be treated as, and deemed to have been, paid to Contributor, Dworman and Plenitude as distributions prior to the Closing Date pursuant to Section 6.2(c) of the Amended Partnership Agreement.

            11.6 The provisions of this Section 11 shall survive the Closing
Date.

12.   "AS-IS" ACQUISITION

            12.1 The Company acknowledges that by the end of the Inspection Period and provided this Agreement has not been terminated, that the Company has had an opportunity to review all the information it desires regarding Contributor's Interest and the Real Property, that the Company understands the risks of, and other considerations relating to, Contributor's Interest and the Real Property, that the Company has performed all diligence desired by the Company with respect to Contributor's Interest and the Real Property and that the Company is acquiring Contributor's Interest, subject to the representations and warranties of G&G and Contributor contained in this Agreement, in its "as-is", "with all faults" condition.

13.   MORTGAGE DEBT.

            13.1 (a) Subject to Section 23, the Company and Dworman agree to use all commercially reasonable efforts to refinance the Existing Mortgage Debt on terms and conditions acceptable to both the Company and Dworman in their sole discretion (the "Replacement Loan"). Contributor and Dworman, jointly and severally, shall be responsible and pay for any and all accrued and unpaid interest, prepayment penalties, expenses, late charges, legal fees, protective advances and all other costs and fees which are attributable to the Existing Mortgage Debt, due to the holder of the Existing Mortgage Debt other than the outstanding principal amount thereof (the "Existing Principal Amount"). The Replacement Loan shall be subject to the provisions of Section 23.

                  (b) In the event that the amount of the initial advance under the Replacement Loan that is used to satisfy the Mortgage Debt, which shall not be less than $35,000,000.00, is less than the Existing Principal Amount, then
(i) the difference between the Existing Principal Amount and $40,000,000.00 shall be shared equally by the Company and Dworman, and (ii) the difference between the amount of the initial advance under the Replacement Loan that is used to satisfy the Mortgage Debt and $40,000,000.00 shall be advanced by the Company. The Company shall thereafter be entitled to a preferred return of 9.5% on the amount so advanced under clause (ii) of this Section 13.1(b), as more particularly set forth in the Amended Partnership Agreement.

14.   CONDITIONS PRECEDENT TO CLOSING

            14.1 The obligations of Contributor to deliver an executed and acknowledged Assignment of Contributor's Interest, and the Owners to provide insurable title to the Property, and to perform the other covenants and obligations to be performed by the Owners on the Closing Date shall be subject to the following conditions (all or any of which may be waived, in whole or in part, by the Owners):

                  (a) the representations and warranties made by the Company herein shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made on and as of the Closing Date;

                  (b) the Company shall have executed and delivered to Contributor all of the documents provided herein for said delivery;

                  (c) there shall not have been any material adverse change in the Company between the date hereof and Closing. Contributor acknowledges that any decrease, regardless of amount, in the price of the Common Stock shall not be considered a material adverse change. The provisions of this Section 14.1(c) shall be merged into the Company's delivery of the Certificates to Contributor and the Unit Holders; and

                  (d) the Company shall have performed all material covenants and material obligations undertaken by the Company herein in all respects and complied with all material conditions required by this Agreement to be complied with or performed by it on or before the Closing Date.

            14.2 The obligations of the Company to deliver the Certificates to the Unit Holders and the Company's obligation to perform the other covenants and obligations to be performed by the Company on the Closing Date shall be subject to the following conditions (all or any of which may be waived, in whole or in part, by the Company):

                  (a) the representations and warranties made by the Owners herein shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made on and as of the Closing Date;

                  (b) the Owners shall have performed all material covenants and material obligations undertaken by the Owners herein in all respects and complied with all material conditions required by this Agreement to be complied with or performed by any of them on or before the Closing Date;

                  (c) the Title Company is unconditionally prepared to issue to the Company a Title Policy meeting the requirements set forth in Section 4 hereof for an "insurable title";

                  (d) the Owners shall have executed and delivered to the Company all of the documents provided for herein for said delivery;

                  (e) the Property shall be in compliance in all material respects with all statutes, ordinances, rules, regulations, orders, codes, directives or requirements of all Governmental Authorities, and Environmental Laws, affecting the Property;

                  (f) the Reconstituted Partnership shall have closed the Replacement Loan;

                  (g) all of the representations and warranties made in Section
5.1 shall be true and complete, without regard to knowledge, in all material respects as though such representations and warranties had been made on and as of the Closing Date. In the event that any of said representations and warranties are not true and complete, without regard to knowledge, in all material respects, then the Company may, at its election, terminate this Agreement; and

                  (h) the Property shall be in compliance with the San Francisco, California Public Works Code art. 20, ss.ss.1001-1015 ("PWC art. 20"), Cal. Health & Safety Code ss.25359.7, the California Carpenter-Presley-Turner Hazardous Substance Account Act, the Cal. Health & Safety Code ss.ss.25915-25919.7, any regulations promulgated thereunder and any amending or successor legislation and regulations now or hereafter existing with respect to the Property. In the event that the Property is not in compliance with PWC art. 20, Cal. Health & Safety Code ss.25359.7, the California Carpenter-Presley-Turner Hazardous Substance Account Act, the Cal. Health & Safety Code ss.ss.25915-25919.7, any regulations promulgated thereunder and any amending or successor legislation and regulations now or hereafter existing with respect to the Property, then the Company's sole remedies shall be limited to either terminating this Agreement or waiving the compliance requirements set forth herein. If this Agreement is so terminated, this Agreement shall be rendered null and void and of no further force or effect and neither party shall have any further liability or obligation to the other under or by virtue of this Agreement. In the event that the Property is not subject to the provisions of PWC art. 20, Cal. Health & Safety Code ss.25359.7, the California Carpenter-Presley-Turner Hazardous Substance Account Act, the Cal. Health & Safety Code ss.ss.25915-25919.7, any regulations promulgated thereunder, then G&G shall, at its sole cost and expense, provide to the Company an affidavit stating that the Property is not subject to the provisions of PWC art. 20, Cal. Health & Safety Code ss.25359.7, the California Carpenter-Presley-Turner Hazardous Substance Account Act, the Cal. Health & Safety Code ss.ss.25915-25919.7, any regulations promulgated thereunder.

15.   [INTENTIONALLY DELETED PRIOR TO EXECUTION]

16.   BROKER.

            16.1 The Company, MCRC and the Owners represent that they have not dealt with any brokers, finders or salesmen in connection with this transaction. The Company and the Owners agree to indemnify, defend and hold each other harmless from and against any and all loss, cost, damage, liability or expense, including reasonable attorneys' fees, which they may sustain, incur or be exposed to by reason of any claim for fees or commissions made through the other party. The provisions of this Section shall survive the Closing or other termination of this Agreement.

17.   CASUALTY LOSS.

            17.1 If at any time prior to the Closing Date any portion of the Property is destroyed or damaged as a result of fire or any other casualty (a "Casualty"), the Owners shall promptly give written notice ("Casualty Notice") thereof to the Company along with the Owners' estimate, given in good faith, of the cost to repair as a result of the Casualty (the "Repair Cost"). If the Repair Cost is in excess of three percent (3%) of the Property Value, then within ten (10) days after the receipt of the Casualty Notice, the Company shall have the right, at its sole option, of terminating this Agreement by written notice to the Owners given within ten (10) days after receipt of the Casualty Notice. If the Company does not terminate this Agreement or if the Repair Cost is less than three percent (3%) of the Consideration, then the proceeds of any insurance with respect to the Property paid between the date of this Agreement and the Closing Date plus the amount of G&G's deductible under the policy insuring the Casualty shall be paid to the Reconstituted Partnership at Closing. Notwithstanding the foregoing, in the event of an earthquake, all of the terms and conditions of this Section 17.1 shall apply, except that G&G need not pay over to the Reconstituted Partnership the amount of G&G's deductible under the policy insuring the earthquake.

            17.2 To the extent of available insurance proceeds, the Owners shall cause all temporary repairs to be made to the Property as shall be required to prevent further deterioration and damage to the Property prior to the Closing Date provided, however, that any such repairs shall first be approved by the Company. Contributor shall have the right to be reimbursed from the proceeds of any insurance with respect to the Real Property paid between the date of this Agreement and the Closing Date for the cost of all such repairs.

18.   CONDEMNATION.

            18.1 In the event, that prior to Closing, the Owners receive notice of the institution or threatened institution of any proceedings, judicial, administrative or otherwise, by eminent domain or otherwise, which propose to affect a material portion of the Property, the Owners shall give notice (a "Condemnation Notice") to the Company promptly thereafter. Within fifteen (15) days following receipt of the Condemnation Notice, the Company shall have the right and option to terminate this Agreement by giving the Owners written notice thereof. Any damage to or destruction of the Property as a result of a taking by eminent domain shall be deemed "material" for purposes of this Section if the estimate of the damage, which estimate shall be performed by an insurance adjuster and the Company's architect, shall exceed three percent (3%) of the Property Value. Should the Company so terminate this Agreement in accordance with this Section, neither party shall have any further liability or obligations to the other. In the event the Company shall not elect to cancel this Agreement, Contributor shall assign Contributor's Interest in such proceeds to the Company, the same shall be the Company's sole property, and the Company shall have the sole right to settle any claim in connection with the Property, and there shall be no reduction in the Consideration.

19.   TRANSFER RESTRICTIONS; RIGHT OF FIRST REFUSAL.

            19.1 Contributor agrees that the Contributor Units may not be sold, assigned, transferred, pledged, encumbered or in any manner disposed of (collectively, "Transferred") or redeemed for shares of Common Stock until after the first anniversary of the Closing Date. Thereafter, the Contributor Units and/or the shares of Common Stock underlying the Contributor Units (the "Underlying Shares") may only be Transferred in accordance with the terms of the OP Agreement and this Section 19.

            19.2 (a) If Contributor or the Unit Holders (each a "Contributor Party") receives a bona fide written offer to purchase part or all of its Contributor Units or Underlying Shares in a privately negotiated transaction which it desires to accept, such Contributor Party shall not sell, transfer, or otherwise dispose of (the "Proposed Disposition") such Units or Underlying Shares (the "Disposition Securities") to a third party unless, prior to such Proposed Disposition, such Contributor Party shall have promptly reduced the terms and conditions, if any, of the Proposed Disposition to a reasonably detailed writing and shall have delivered written notice (the "Disposition Notice") of such Proposed Disposition to the Company. All offers to purchase Contributor Units or Underlying Shares must be for cash. The Disposition Notice shall contain an irrevocable offer to sell all, but not less than all, the Disposition Securities to the Company upon the same terms (including price) and subject to the same conditions, if any, as those contemplated by the Proposed Disposition, and shall be accompanied by a true and correct copy of the agreement embodying the terms and conditions, if any, of the Proposed Disposition (which shall identify the Company, the Disposition Securities, the consideration and method of payment contemplated by the Proposed Disposition and all other terms and conditions, if any, of the Proposed Disposition).

                  (b) The Company shall have the irrevocable right and option (the "Purchase Option"), within five (5) business days after receipt of the Disposition Notice (the "Notice Period"), to accept such irrevocable offer to purchase all, but not less than all, of the Disposition Securities which are subject to the Proposed Disposition. If the Company determines to exercise such Purchase Option, it shall deliver to the Contributor Party written notice of the exercise of its Purchase Option with respect to the Disposition Securities (an "Exercise Notice") prior to the expiration of the Notice Period.

                  (c) If the Company shall have timely delivered its Exercise Notice with respect to the Disposition Securities, all certificates for the Disposition Securities shall be delivered to the Company at a closing to be held on the later of the date on which the Proposed Disposition, if accepted, would close or five (5) business days after such Exercise Notice is given, at the offices of Pryor, Cashman, Sherman & Flynn located at 410 Park Avenue, New York, New York 10022. At such closing, the Company shall deliver to the Contributor Party in immediately available funds the amount of the purchase price set forth in the Disposition Notice due against the simultaneous delivery of certificates representing the Disposition Securities so disposed of, duly endorsed in blank or accompanied by a stock power or powers duly endorsed in blank, and in proper form for transfer, together with any necessary stock-transfer stamps, and such Disposition Securities shall be delivered free and clear of all liens, security interests and encumbrances whatsoever.

                  (d) If the Company (i) notifies the Contributor Party that it is not exercising its Purchase Option or (ii) does not deliver an Exercise Notice prior to the expiration of the Notice Period, the Company shall be deemed to have waived its Purchase Option in which event Contributor Party may sell the Disposition Securities to the proposed transferee for a period of sixty (60) days after the expiration of the Notice Period in which event the proposed transferee shall take free and clear of the restrictions set forth in this
Section 19; provided, however, that such Disposition Securities are sold to the proposed transferee at a price not less than that contained in the Disposition Notice and on terms and conditions, if any, not more favorable to the proposed transferee than those contained in the Disposition Notice. If Contributor Party wishes to sell all or any part of the Disposition Securities on terms more favorable to the proposed transferee than those set forth in the Disposition Notice or does not sell such Disposition Securities on the terms and conditions contained in the Disposition Notice within the aforementioned sixty (60) day period, it shall again be obligated to make new offers to the Company, in accordance with this Section 19, before it shall be permitted to consummate a Proposed Disposition of the Disposition Securities, or any part thereof, in a privately negotiated transaction.

20.     PUBLICATION; CONFIDENTIALITY.

            20.1 The Company shall have the right to make such public announcements or filings with respect to the Exchange or the Securities and Exchange Commission as the Company may deem reasonably prudent, and shall be entitled to make such filings or announcements upon advice of counsel as may be otherwise be deemed necessary or required by law.

            20.2. Without the prior written consent of the other party, until the Company shall make a public announcement as provided in Section 20.1, neither the Company nor the Owners shall disclose, and the Owners and the Company will direct their respective representatives, employees, agents and consultants not to disclose, to any person or entity the fact that the Company and the Owners have entered into this Agreement to acquire the Property nor any of the terms, conditions or other facts with respect to this Agreement. Notwithstanding the foregoing, either party may disclose those terms and conditions which are required to be disclosed pursuant to law or in order to comply with this Agreement; provided, however, that the disclosing party shall use its best efforts to limit the disclosure to the information necessary, shall advise any party to whom disclosure is made that said terms and conditions are subject to a confidentiality requirement and shall obtain the agreement of said party to keep any information disclosed to it as confidential. In the event of a breach of the provisions of this Section 20.2, either party shall be entitled to all of its rights and remedies at law or in equity.

            20.3 The Owners shall not disclose to any third party any information that is not public information concerning MCRC, the Company or any transaction or potential transaction the Owners may become aware of involving MCRC or the Company without the Company's prior written consent.

21.   REMEDIES.

            21.1 (i) In the event of any breach by the Company of any representation, warranty, covenant or agreement in any material respect, which breach was neither willful nor intentional, the Owner's sole recourse shall be limited to terminating this Agreement, whereupon the parties hereto shall have no further liabilities and obligations hereunder, and this Agreement shall be of no further force and effect, except for the obligations set forth in Section 16.1.

                  (ii) In the event of a willful breach by the Company of any representation, warranty, covenant or agreement, in any material respect (except for a breach of the time of the essence closing obligation set forth in Section 10.1, in which case the provisions of Section 21.1(i) shall apply), the Company shall pay as liquidated damages and as its sole liability, the sum of $250,000.00. The Owners waive any other claim, at law or in equity, either against the Company, MCRC or against any person, known or unknown, disclosed or undisclosed, and hereby acknowledge and agree that said liquidated sum constitutes a reasonable forecast of damages which would be sustained by the Owners in the event of a willful breach by the Company.

            21.2 (i) In the event of any breach by Contributor of any representation or warranty, or the Owners of any covenant or agreement in any material respect, which breach was neither willful nor intentional, the Company's sole recourse shall be limited to terminating this Agreement, whereupon the parties hereto shall have no further liabilities and obligations hereunder, and this Agreement shall be of no further force and effect, except for the obligations set forth in Sections 4.7 and 16.1.

                  (ii) In the event of a willful breach by Contributor of any representation or warranty, or the Owners of any covenant or agreement in any material respect, the Company shall be entitled to any and all of its rights and remedies, at law or in equity, including without limitation, a termination of this Agreement, in which event the provisions of Section 4.7 shall govern and control, or an action seeking specific performance.

            21.3 The acceptance of the Assignment of Contributor's Interest by the Company shall be deemed a full performance and discharge of every agreement and obligation of Contributor to be performed under this Agreement, except those, if any, which are specifically stated in this Agreement to survive the Closing or those which, by their terms, cannot be performed or complied with until after the Closing.

            21.4 The provisions of this Section 21 shall survive the Closing or earlier termination of this Agreement.

22.   NOTICE

            All notices, demands, requests, or other writings in this Agreement provided to be given or made or sent, or which may be given or made or sent, by either party hereto to the other, shall be in writing and shall be delivered by depositing the same with any nationally recognized overnight delivery service, or by telecopy or fax machine, in either event with all transmittal fees prepaid, properly addressed, and sent to the following addresses:

        If to the Company:   c/o Mack-Cali Realty Corporation
                             11 Commerce Drive
                             Cranford, New Jersey 07016

                             with two (2) separate copies
                             of the notice sent to the attention of:

                             Thomas A. Rizk, CEO
                                    and
                             Roger W. Thomas, Esq.
                             (908) 272-8000 (tele.)
                             (908) 272-6755 (fax)

        with a copy to:      Pryor, Cashman, Sherman & Flynn
                             410 Park Avenue
                             New York, New York  10022
                             Attn: Andrew S. Levine, Esq.
                             (212) 326-0414 (tele.)
                             (212) 326-0806 (fax)

        If to Contributor:   Lawrence W. Feldman
                             2027 Paradise Drive
                             Tiburon, CA  94920
                             (415) 435-3131 (tele.)
                             (415) 435-1898 (fax)

        with a copy to:      Greene Radovsky Maloney & Share LLP
                             Four Embarcadero Center, 40th Floor
                             San Francisco, CA  94111
                             Attn: Joseph Radovsky, Esq.
                             (415) 981-1400 (tele.)
                             (415) 777-4961 (fax)
        and a copy to:       Allen B. Cooper
                             1750 Montgomery Street
                             San Francisco, CA  94111
                             (415) 943-8511 (tele.)
                             (415) 954-8598 (fax)

        If to Dworman        ADCO Group
        or Plenitude:        645 Fifth Avenue, 8th Floor
                             New York, New York 10022
                             Attn: Alvin Dworman
                             (212) 848-0219 (tele.)
                             (212) 355-5057 (fax)

        with a copy to:      ADCO Group
                             645 Fifth Avenue, 8th Floor
                             New York, New York 10022
                             Attn: Martin Kimelman, Esq.
                             (212) 848-0219 (tele.)
                             (212) 355-5057 (fax)

        and a copy to:       Mark D. Lubin
                             Stein & Lubin LLP
                             600 Montgomery Street, 14th Floor
                             San Francisco, CA 94111
                             (415) 981-0500 (tele.)
                             (415) 981-4343 (fax)

or to such other address as either party may from time to time designate by written notice to the other. Notices given by (i) overnight delivery service as aforesaid shall be deemed received and effective upon actual receipt provided a delivery receipt is obtained and (ii) telecopy or fax machine shall be deemed given at the time and on the date of machine transmittal provided same is sent prior to 4:00 p.m. Eastern Standard time on a business day (if sent later, then notice shall be deemed given on the next business day) and if the sending party receives a written send confirmation on its machine and forwards a copy thereof by regular mail accompanied by such notice or communication. Notices may be given by counsel for the parties described above, and such notices shall be deemed given by said party, for all purposes hereunder.

23.   DEBT MAINTENANCE

            23.1 Subject to (i) the Company's right to sell, transfer or dispose of its interest in the Reconstituted Partnership, or the Reconstituted Partnership's right to sell, transfer or dispose of the Property, in accordance with the terms and conditions of Section 24, and (ii) Section 23.2 below, for a period of six (6) years following the Closing (the "Restricted Period"), (A) the Reconstituted Partnership shall maintain not less than $35,000,000.00 (the

"Debt Amount") of nonrecourse mortgage debt (the "Contributor Debt") on the Property and which debt is not guaranteed by any person, and (B) Contributor and the Unit Holders shall be permitted to guarantee or indemnify (the "Initial Indemnity") the Company or MCRC for up to $3,800,000.00 in the aggregate (the "Initial Indemnity Amount") of the most risky portion ("Third Tier Portion") of any available Partnership Recourse Debt (as hereinafter defined). For purposes of this Section 23, "Partnership Recourse Debt" shall mean such debt that the Company has incurred, and may hereafter incur, on a recourse basis, which may or may not be secured in whole or in part by property owned directly or indirectly by the Company and which may or may not be guaranteed by MCRC and/or any subsidiary of the Company that owns or becomes the owner of property. Upon the expiration of the Restricted Period, the Company is under no obligation to permit Contributor and the Unit Holders to guarantee or indemnify the Initial Indemnity Amount or the Contributor Debt. Upon the expiration of the Restricted Period, (x) if the Company terminates the Initial Indemnity, and/or (y) in the event that the Reconstituted Partnership (I) does not maintain any of the Contributor Debt on the Property, or (II) in the event that the Reconstituted Partnership maintains all or any portion of the Contributor Debt on the Property (as the Reconstituted Partnership and/or the Company) may or may not do in their sole discretion) and the amount of such Contributor Debt that is then allocated to the Contributor and the Unit Holders under Section 752 of the Code and the Treasury Regulations thereunder, as of the date hereof, is reduced so as to result in the recognition of income or gain to the Contributor and the Unit Holders (and provided further that the Contributor and the Unit Holders shall be required to establish, annually, and to the reasonable satisfaction of the Company, the amount of any such income or gain that would be so recognized as a result of the foregoing), the Company shall, if and only if requested by the Unit Holders, permit Contributor and/or the Unit Holders to guarantee or indemnify the Company for the Third Tier Portion of any Partnership Recourse Debt which is then available up to an amount (the "Contributor Debt Amount") equal to the lesser of $21,500,000.00, or an amount necessary to keep Contributor and/or the Unit Holders from recognizing any income or gain as a result of a reduction in liabilities allocated to them under Section 752 of the Code and the Treasury Regulations thereunder; provided, however, that, as noted below, it is expressly understood and agreed that MCRC and/or the Company shall be under no obligation (either express or implied) to have or maintain debt outstanding for the Contributor and/or the Unit Holders to indemnify or guarantee at any time after the Restricted Period. It is expressly understood and agreed that MCRC and/or the Company has prior and present commitments to permit other persons to guaranty or indemnify MCRC and/or the Company for the least risky portion ("First Tier Portion") of the Partnership Recourse Debt in the amount of, in the aggregate, up to $508,000,000.00. It is further expressly understood and agreed that MCRC and/or the Company, in their sole discretion, reserve the right, at any time in the future to make additional commitments, in connection with the issuance of additional Units in exchange for other properties to unrelated third parties in tax deferred transactions, to permit persons to guaranty or indemnify MCRC and/or the Company for (i) the First Tier Portion of Partnership Recourse Debt, pari passu with other persons then guaranteeing or indemnifying the First Tier Portion of Partnership Recourse Debt; provided, however, that if the persons being permitted by MCRC and/or the Company to guaranty or indemnify for the First Tier Portion of Partnership Recourse Debt would have also been permitted, pursuant to clause (iii) below, to guaranty or indemnify MCRC and/or the Company for the Second Tier Portion (as defined below) of the Partnership Recourse Debt, then such guaranty or indemnity by such persons may or may not be pari passu (as MCRC and/or the Company shall determine in their sole discretion) with other persons then guaranteeing or indemnifying the First Tier Portion of Partnership Recourse Debt, (ii) the Third Tier Portion of Partnership Recourse Debt, pari passu with other persons then guaranteeing or indemnifying the Third Tier Portion of Partnership Recourse Debt (which includes the Contributors and/or the Units Holders pursuant hereto with respect to the Contributor Debt Amount) or (iii) with respect to significant transactions or transactions involving more than one property, the portion of the Partnership Recourse Debt which is more risky than the First Tier Portion of the Partnership Recourse Debt but less risky than the Third Tier Portion ("Second Tier Portion") of the Partnership Recourse Debt. In addition to the foregoing, the Company reserves the right, at any time after the Restricted Period and in its sole discretion, to refinance, payoff or paydown any of the Partnership Recourse Debt or permit new partners of the Company to guarantee or indemnify MCRC and/or the Company for a portion or portions of the Partnership Recourse Debt and to designate the portion or portions of the Partnership Recourse Debt (i.e., First Tier Portion, Second Tier Portion or Third Tier Portion) which will be guaranteed or for which MCRC and/or the Company will be indemnified, as MCRC and/or the Company shall determine in their sole discretion, thereby making no debt available for Contributor and/or the Unit Holders to guarantee or indemnify, or altering the priority or level of then-available Partnership Recourse Debt, in terms of risk and amount, that Contributor and the Unit Holders may guarantee or indemnify. Subject to and in accordance with this
Section 23.1, Contributor and the Unit Holders and Company agree to execute and deliver duly acknowledged agreements in order for Contributor and the Unit Holders to recognize basis for Federal income tax purposes.

            23.2 In the event that the Contributor or any Unit Holder (i) obtains a tax-free step-up in the basis of their Units for federal income tax purposes (e.g., upon the death of a member); (ii) sells, transfers or otherwise disposes of their Units in a taxable transaction; (iii) receives a "tax" payment from MCRC or the Company in the amount described in Section 24.1 hereof (or corresponding provisions of other agreements to which members of Contributor or any Unit Holder are parties) in reimbursement of taxes triggered to such member as a result of the sale, transfer or other disposition of property contributed by such member, or (iv) receives an allocation under Treasury Regulations
Section 1.704-3(b) that reduces the amount of any Built-in-Gain (as defined in Section 24.1 hereof), then the Initial Indemnity Amount or the Contributor Debt Amount, as the case may be, shall be commensurately reduced.

            23.3 In addition to the other rights of the Company as provided herein, at the Company's election, the Reconstituted Partnership shall have the right, from time to time during the Restricted Period, to refinance any mortgage debt encumbering the Property. If such new mortgage debt provides for payments of principal, then Contributor and the Unit Holders shall have the same rights to guaranty or indemnify the Company for the amount of such principal payments as are applicable to Contributor and/or the Unit Holders during the Restricted Period, to the extent there is any Partnership Recourse Debt which both (i) constitutes the Third Tier Portion of Partnership Recourse Debt, and (ii) at that time, has not been committed to any limited partner of the Company. If such new mortgage debt provides for payments of principal, then the Company shall provide notice to Allen Cooper, at least twenty-five (25) days prior to the first payment under such new mortgage debt, of the amortization schedule for such new mortgage debt.

            23.4 If, as and when the Reconstituted Partnership elects to decrease the nonrecourse mortgage debt on the Property subsequent to the Restricted Period to an amount below $35,000,000.00 (as adjusted by Section 23.2), the Company shall endeavor to give Allen Cooper (and no one else, notwithstanding the notice provisions contained in Section 22) sixty (60) days prior written notice of the intended reduction in debt; provided, however, Contributor and the Unit Holders shall have no recourse, and the Company shall have no liability whatsoever, in the event that the Company shall fail to give such notice. The notice to Allen Cooper shall be sent to that address provided for Allen Cooper in Section 22.

            23.5 The provisions of this Section 23 shall survive the Closing.

24.   SALE OF THE PROPERTY.

            24.1 During the Restricted Period the Reconstituted Partnership may not sell or dispose of the Real Property, and the Company, its designees, subsidiaries or affiliates, may not sell or dispose of its interest in the Reconstituted Partnership, at any time except (i) in an entirely tax-free like-kind exchange which satisfies the requirements of Code Section 1031 and the Treasury Regulations promulgated thereunder, (ii) if a sale or disposition of the Real Property would not result in recognition of all or any part of the Built-in Gain (as hereinafter defined) by Contributor or any Unit Holders, (iii) in accordance with Section 24.2, or (iv) if the Company pays to Contributor an amount which, after the payment of all federal, state and local taxes payable with respect to such amount, would be equal to the federal, state, and local income taxes payable by the Contributor resulting from the recognition of the Built-in Gain triggered by such sale. After the Restricted Period, the restrictions contemplated by this Section 24 shall terminate in their entirety. For purposes of this Agreement, the term "Built-in Gain" for Contributor's Interest shall mean the excess, if any, of $29,000,000.00 over the adjusted basis for Federal income tax purposes on the Closing Date of Contributor's Interest as set forth on Schedule 24.1.

            24.2 Notwithstanding Section 24.1 above, during the Restricted Period, the Reconstituted Partnership may dispose of the Real Property, or the Company, its designees, subsidiaries or affiliates, may dispose of its interest in the Reconstituted Partnership, at any time in connection with (a) the sale, transfer or disposition of all or substantially all of the properties owned by the Company, which in the Company's sole judgment, is determined to be in the best interests of MCRC and its public stockholders, (b) a foreclosure or deed in lieu of foreclosure, or (c) a government taking or condemnation of all or substantially all of the Property.

            24.3 After the expiration of the Restricted Period, the Reconstituted Partnership may sell or dispose of the Real Property, and/or the Company may sell, transfer or dispose of its interest in the Reconstituted Partnership, at any time and in the manner that the Reconstituted Partnership and/or the Company may so choose. Subsequent to the Restricted Period, if, as and when the Company and/or the Reconstituted Partnership may elect to sell, transfer or dispose of its interest in the Reconstituted Partnership or to sell, transfer or dispose of the Property, as the case may be, the Company shall endeavor to give Contributor (and no one else, notwithstanding the notice provisions contained in Section 22) sixty (60) days prior written notice of the intended sale, transfer or disposition; provided, however, Contributor and the Unit Holders shall have no recourse, and the Company shall have no liability, whatsoever, in the event that the Company shall fail to give such notice.

            24.4 The provisions of this Section 24 shall survive the Closing.

25.   TAX MATTERS

            25.1 The Company shall use the traditional method without curative allocations in the manner set forth in Treasury Regulations issued under Section 704(c) of the Code, as amended, with respect to the contribution of Contributor's Interest and Contributor's Interest in the Real Property or in connection with any re-evaluation of the same.

            25.2 Using the exact method of accounting, G&G's taxable year shall be treated as closed as of the Closing Date with respect to Contributor and the Unit Holders, and allocations shall be made to Contributor and the Unit Holders in accordance with Section 706 of the Code and the Treasury Regulations thereunder (as shall be determined by the Company).

26.   INTEREST PURCHASE OPTION

            26.1 Commencing one year and a day after the Closing Date (the "Holding Period") and ending six (6) months thereafter (the "Election Period"), the Company has the sole and exclusive option to purchase the 1/10 (.1%) percent interest ("Contributor's Withheld Interest") in G&G which Contributor is not transferring pursuant to this Agreement. At the Closing, Contributor and the Company shall enter into a letter agreement (the "Letter Agreement") setting forth the number of Units due on account of Contributor's Withheld Interest (the "Withheld Consideration"); the number of such Units issued to Contributor shall be equal to (x) 1/10 (.1%) percent, multiplied by the difference between the Property Value and the Mortgage Debt, divided by (y) the Current Market Value Per Unit. In the event that the Company elects to exercise its purchase option, the Company shall (i) deliver written notice to Contributor of its election prior to the expiration of the Election Period, and (ii) in conjunction with said notice, deliver Certificates representing the Withheld Consideration to the Company's counsel to be held in escrow, and which is to be released according to the provisions of Section 26.2. Notwithstanding the provisions of Section 26.2, the Company's delivery of the notice and Certificates to the Company's counsel, as set forth in (i) and (ii) above, shall immediately effectuate the assignment of Contributor's Withheld Interest, and no further action need be taken by Contributor, the Reconstituted Partnership or the Company to effectuate same.

            26.2 In order to obtain the release of the Certificates representing the Withheld Consideration from the Company's counsel, Contributor hereby agrees to execute an assignment of Contributor's Withheld Interest in a form substantially similar to the Assignment of Contributor's Interest. Upon receipt of the assignment required in this Section 26.2, the

Company's counsel shall immediately release the Certificates representing the Withheld Consideration to Contributor.

            26.3 The provisions of this Section 26 shall survive the Closing.

27.   MISCELLANEOUS.

            27.1 If any instrument is necessary in order to obviate a defect in or objection or exception to title, the following shall apply: (a) any such instrument shall be in such form and shall contain such terms and conditions as may be required by the Title Company to omit any defect, objection or exception to title, (b) any such instrument shall be deposited with the Title Company, and
(c) Contributor agrees to execute, acknowledge and deliver any such instrument and to make any such deposit.

            27.2 This Agreement constitutes the entire agreement between the parties and incorporates and supersedes all prior negotiations and discussions between the parties. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their permitted successors and assigns, and nothing in the Agreement express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

            27.3 This Agreement cannot be amended, waived or terminated orally, but only by an agreement in writing signed by the party to be charged.

            27.4 This Agreement shall be interpreted and governed by the laws of the State of California and shall be binding upon the parties hereto and their respective successors and assigns. The parties hereto hereby submit, and waive any objections, to the jurisdiction of the courts of the State of New York and of the courts of The United States of America situated in the State of New York.

            27.5 The caption headings in this Agreement are for convenience only and are not intended to be part of this Agreement and shall not be construed to modify, explain or alter any of the terms, covenants or conditions herein contained.

            27.6 If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

            27.7 Prior to and after the Closing, each party shall, from time to time, execute, acknowledge and deliver such further instruments, in recordable form, if necessary, and perform such additional acts, as the other party may reasonably request in order to effectuate the intent of this Agreement, within thirty (30) days of the request. This Agreement shall be given a fair and reasonable construction in accordance with the intentions of the parties hereto, and without regard to or aid of canons requiring construction against Contributor, the Company or the party whose counsel drafted this Agreement. The provisions of this Section shall survive the Closing.

            27.8 This Agreement shall not be effective or binding until such time as it has been executed and delivered by all parties hereto.

            27.9 This Agreement may be executed by the parties hereto in counterparts, all of which together shall constitute a single Agreement.

            27.10 All references herein to any Section, Schedule or Exhibit shall be to the Sections of this Agreement and to the Schedules and Exhibits annexed hereto unless the context clearly dictates otherwise. All of the Schedules and Exhibits annexed hereto are, by this reference, incorporated herein.

            27.11 In the event of any litigation or alternative dispute resolution between the Company and Contributor in connection with this Agreement or the transaction contemplated herein, the non-prevailing party in such litigation or alternative dispute resolution shall be responsible for payment of all expenses and reasonable attorneys' fees incurred by the prevailing party. The provisions of this Section shall survive the Closing.

            27.12 All references herein to the Owners shall apply to the Owners both singularly and collectively, and all liability of the Owners shall be joint and several.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            27.13 Whenever used herein, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to all genders.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                  MACK-CALI REALTY, L.P., a Delaware limited partnership

                         By:  Mack-Cali Realty Corporation, its General Partner

                              By:
                                 -------------------------------------
                              Name:  Roger W. Thomas, Esq.
                              Title: Executive Vice President and General
                                     Counsel

                  G&G MARTCO, a California general partnership


                         By:
                            -------------------------------------
                         Name:   Alvin Dworman
                         Title:  Partner


                         By:
                            -------------------------------------
                         Name:   Lawrence W. Feldman
                         Title:  Partner

                         By:     PLENITUDE PARTNERS, L.P., a Delaware
                                 limited partnership

                                 By:    Plenitude Corporation, its General
                                        Partner


                                        By:
                                           -------------------------------------
                                        Name:  Alvin Dworman
                                        Title: President

                  THE LAWRENCE W. AND MARIE N. FELDMAN
                  TRUST, a California trust


                         By:
                            -------------------------------------
                         Name:   Lawrence W. Feldman
                         Title:  Trustee


                         By:
                            -------------------------------------
                         Name:   Marie N. Feldman
                         Title:  Trustee


                  ----------------------------------------
                  LAWRENCE W. FELDMAN


                  ----------------------------------------
                  ALVIN DWORMAN

                  PLENITUDE PARTNERS, L.P., a Delaware limited partnership

                         By:     Plenitude Corporation, its General Partner

                                 By:
                                    -------------------------------------
                                 Name:  Alvin Dworman
                                 Title: President